================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of August 29, 1996

                                      Among

                            WANG LABORATORIES, INC.,

                WANG FEDERAL, INC. (FORMERLY KNOWN AS HFS INC.,),

                              WANG CANADA LIMITED,

                                  I-NET, INC.,

                                       and

                      DATASERV COMPUTER MAINTENANCE, INC.,

                                  as Borrowers,

                       EACH OF THE FINANCIAL INSTITUTIONS
                   INITIALLY A SIGNATORY HERETO, TOGETHER WITH
                THOSE ASSIGNEES PURSUANT TO SECTION 10.8 HEREOF,

                                   as Lenders,

                             BANKERS TRUST COMPANY,

                           as Agent and Issuing Bank,

                           BT COMMERCIAL CORPORATION,

                              as Collateral Agent,

                                       and

                                    BAYBANK,

                              FLEET NATIONAL BANK,

                          LEHMAN COMMERCIAL PAPER INC.,

                                       and

                                RIGGS BANK N.A.,

                                  as Co-Agents

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.  General Definitions..........................................  2
SECTION 1.2.  Accounting Terms and Determinations.......................... 32
SECTION 1.3.  Other Terms; Headings........................................ 32
SECTION 1.4.  Computation of Time Periods.................................. 32

                                   ARTICLE II

                                 REVOLVING LOANS

SECTION 2.1.  Revolving Credit Commitments................................. 33
SECTION 2.2.  Borrowing of Revolving Loans................................. 33
SECTION 2.3.  Disbursement of Revolving Loans.............................. 34
SECTION 2.4.  Notices of Borrowing......................................... 35
SECTION 2.5.  Same Day Settlement of Lender Advances....................... 35
SECTION 2.6.  Periodic Settlement of Agent Advances and Repayments......... 35
SECTION 2.7.  Sharing of Payments.......................................... 36
SECTION 2.8.  Defaulting Lenders........................................... 37
SECTION 2.9.  Mandatory and Voluntary Payment; Mandatory and Voluntary
               Reduction of Commitments.................................... 38
SECTION 2.10. Maintenance of Loan Account; Statements of Account........... 39
SECTION 2.11.  Payment Procedures.......................................... 39
SECTION 2.12.  Collections  ............................................... 39
SECTION 2.13.  Application of Payments..................................... 41

                                   ARTICLE III

                                LETTERS OF CREDIT

SECTION 3.1.  Issuance of Letters of Credit................................ 41
SECTION 3.2.  Terms of Letters of Credit................................... 42
SECTION 3.3.  Lenders' Participation....................................... 43
SECTION 3.4.  Notice of Issuance........................................... 43
SECTION 3.5.  Payment of Amount Drawn Under Letters of Credit.............. 44
SECTION 3.6.  Payment by Lenders........................................... 45
SECTION 3.7.  Nature of Issuing Bank's Duties.............................. 45
SECTION 3.8.  Obligations Absolute......................................... 46

                                   ARTICLE IV

                          INTEREST, FEES AND EXPENSES

SECTION 4.1.  Interest on Prime Rate Loans................................. 47
SECTION 4.2.  Interest on Eurodollar Rate Loans............................ 47
SECTION 4.3.  Interest and Letter of Credit Fees After Event of Default.... 47
SECTION 4.4.  Letter of Credit Fees........................................ 48
SECTION 4.5.  Unused Line Fee.............................................. 48
SECTION 4.6.  Other Fees and Expenses...................................... 48
SECTION 4.7.  Calculations................................................. 48
SECTION 4.8.  Special Provisions Relating to Eurodollar Rate Loans......... 49
SECTION 4.9.  Indemnification in Certain Events............................ 52
SECTION 4.10. Net Payments................................................. 53
SECTION 4.11. Affected Lenders............................................. 57

                                    ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.1.  Conditions to Initial Loans and Letters of Credit............ 58
SECTION 5.2.  Conditions Precedent to All Loans and Letters of Credit...... 61

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1.  Representations and Warranties of the Borrowers.............. 61

                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS

SECTION 7.1.  Affirmative Covenants........................................ 73
SECTION 7.2.  Negative Covenants........................................... 84

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1.  Events of Default............................................ 98
SECTION 8.2.  Acceleration and Cash Collateralization......................100
SECTION 8.3.  Rescission of Acceleration...................................101
SECTION 8.4.  Remedies.....................................................101
SECTION 8.5.  Right of Setoff..............................................102
SECTION 8.6.  License for Use of Software and Other Intellectual Property..102

SECTION 8.7.  No Marshalling; Deficiencies; Remedies Cumulative............102

                                   ARTICLE IX

                       THE AGENT AND THE COLLATERAL AGENT

SECTION 9.1.  Appointment of Agent and Collateral Agent....................103
SECTION 9.2.  Nature of Duties of Agent....................................103
SECTION 9.3.  Lack of Reliance on Agent....................................104
SECTION 9.4.  Certain Rights of the Agent..................................104
SECTION 9.5.  Reliance by Agent............................................104
SECTION 9.6.  Indemnification of Agent.....................................105
SECTION 9.7.  The Agent in Its Individual Capacity.........................105
SECTION 9.8.  Holders of Revolving Notes...................................105
SECTION 9.9.  Successor Agent..............................................105
SECTION 9.10. Collateral Matters...........................................106
SECTION 9.11. Actions with Respect to Defaults.............................107
SECTION 9.12. Delivery of Information......................................107

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1.  Governing Law...............................................108
SECTION 10.2.  Submission to Jurisdiction..................................108
SECTION 10.3.  Service of Process..........................................108
SECTION 10.4.  Jury Trial..................................................109
SECTION 10.5.  Limitation of Liability.....................................109
SECTION 10.6.  Delays; Partial Exercise of Remedies........................109
SECTION 10.7.  Notices.....................................................109
SECTION 10.8.  Assignments and Participations..............................110
SECTION 10.9.  Confidentiality.............................................113
SECTION 10.10. Indemnification; Reimbursement of Expenses of Collection....113
SECTION 10.11. Amendments and Waivers......................................114
SECTION 10.12. Nonliability of Agent, Collateral Agent, Co-Agents
                and Lenders................................................116
SECTION 10.13. Independent Nature of Lenders' Rights.......................116
SECTION 10.14. Counterparts................................................116
SECTION 10.15. Effectiveness...............................................117
SECTION 10.16. Severability................................................117
SECTION 10.17. Maximum Rate................................................117
SECTION 10.18. Entire Agreement; Successors and Assigns....................118
SECTION 10.19. Judgment....................................................118
SECTION 10.20. Waiver of Immunities........................................118
SECTION 10.21. Interest Act (Canada).......................................118

Schedules
- ---------

Schedule 1                       -  List of Lenders, Lending Offices and
                                    Commitments
Schedule 2                       -  Existing Indebtedness
Schedule 3.2                     -  Existing Letters of Credit
Schedule 5.1(c)                  -  List of Closing Documents
Schedule 6.1(a)                  -  Jurisdictions in which the Borrowers and
                                    the Subsidiaries are Qualified to do
                                    Business
Schedule 6.1(k)                  -  Location of Offices, Records and
                                    Inventory
Schedule 6.1(l)(i)               -  List of Subsidiaries
Schedule 6.1(l)(ii)              -  100% Owned Subsidiaries
Schedule 6.1(l)(iii)             -  Proxies with respect to Stock of
                                    Subsidiaries
Schedule 6.1(m)                  -  Pending Litigation, etc.
Schedule 6.1(p)                  -  Labor Contracts
Schedule 6.1(r)                  -  Pension Plans
Schedule 6.1(t)                  -  Environmental Actions
Schedule 6.1(u)                  -  Real Property
Schedule 6.1(v)                  -  Material Contracts
Schedule 6.1(w)                  -  Intellectual Property
Schedule 6.1(x)                  -  Tax Deficiencies
Schedule 6.1(y)                  -  Fictitious Names
Schedule 6.1(ab)                 -  Affiliate Transactions
Schedule 6.1(ad)                 -  Foreign Subsidiaries
Schedule 6.1(ae)                 -  Assignment of Claims Act Assignments
Schedule 7.1(t)                  -  Cash Management Agreements
Schedule 7.2(a)                  -  Permitted Liens
Schedule 7.2(d)                  -  Assets Held for Sale
Schedule 7.2(e)(vi)              -  Existing Investments
Schedule 7.2(e)(vii)             -  Certain Investments in Subsidiaries
Schedule 7.2(p)                  -  Lockbox and Concentration Banks and Bank
                                    Accounts

Exhibits
- --------

Exhibit A                        -  Revolving Note
Exhibit B                        -  Borrowing Base Certificate
Exhibit C                        -  Notice of Borrowing
Exhibit D                        -  Notice of Continuation
Exhibit E                        -  Notice of Conversion
Exhibit F                        -  Letter of Credit Request
Exhibit G                        -  Wang Security Agreement
Exhibit H                        -  Wang Intellectual Property Security
                                    Agreement
Exhibit I                        -  Wang Canada Intellectual Property
                                    Security Agreement
Exhibit J                        -  Guaranty
Exhibit K                        -  Wang Canada Security Agreement
Exhibit L                        -  INET Subordinated Note
Exhibit M                        -  Compliance Certificate
Exhibit N                        -  Assignment and Assumption Agreement
Exhibit O                        -  Hypothec
Exhibit P                        -  Contribution Agreement
Exhibit Q                        -  Consent to Collateral Assignment
Exhibit R                        -  Dataserv Security Agreement
Exhibit S                        -  Dataserv Intellectual Property Security
                                    Agreement
Exhibit T                        -  Wang Software Security Agreement
Exhibit U                        -  Wang Software Intellectual Property
                                    Security Agreement
Exhibit V                        -  Amendment to Mortgage
Exhibit W                        -  Amendment to Environmental Indemnity
                                    Agreement

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 29, 1996, among WANG LABORATORIES, INC., a Delaware corporation ("WANG"), WANG FEDERAL, INC., a Delaware corporation formerly known as HFS Inc. ("WFI"), WANG CANADA LIMITED, a corporation organized and existing under the laws of the Province of Ontario, Canada ("WANG CANADA"), I-NET, INC., a Maryland corporation ("INET"), DATASERV COMPUTER MAINTENANCE, INC., a Minnesota corporation ("DATASERV"), each of those financial institutions identified as Lenders on Schedule 1 hereto (together with each of their successors and assigns, referred to individually as a "LENDER" and collectively as the "LENDERS"), BANKERS TRUST COMPANY, acting in the manner and to the extent described in Article IX (in such capacity, the "AGENT") and acting as issuer of letters of credit (in such capacity, the "ISSUING BANK"), BT COMMERCIAL CORPORATION, as collateral agent (in such capacity, the "COLLATERAL AGENT"), and BAYBANK, FLEET NATIONAL BANK (formerly known as Fleet National Bank of Massachusetts), LEHMAN COMMERCIAL PAPER INC. and RIGGS BANK N.A. (formerly known as The Riggs National Bank of Washington, D.C.), as co-agents (collectively, the "CO-AGENTS").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, Wang, WFI, the financial institutions party thereto as lenders (the "EXISTING LENDERS"), BTCC, as agent, BTCo, as issuing bank, and Fleet National Bank (formerly known as Fleet National Bank of Massachusetts) and BayBank, as co-agents, are parties to the Credit Agreement, dated as of January 30, 1995 (as heretofore amended, the "EXISTING CREDIT AGREEMENT");

                  WHEREAS, Wang has requested BTCC and the Existing Lenders to amend and restate the Existing Credit Agreement to, among other things, add Wang Canada, INET and Dataserv as borrowers and increase the aggregate commitments to $225,000,000;

                  WHEREAS, the Agent and the Lenders are willing to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, the Borrowers, the Lenders, the Issuing Bank, the Agent, the Collateral Agent, the Co-Agents and the other parties whose names appear on the signature pages hereto agree that the Existing Credit Agreement shall be and hereby is amended and restated as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. GENERAL DEFINITIONS. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCEPTANCE DATE" is defined in Section 10.8(b).

                  "ACCOUNTS" is defined in the Security Agreements.

                  "ACCOUNTS BORROWING BASE" means, on any day, an amount up to 80% of the outstanding Eligible Accounts Receivable of the Borrowers on such day.

                  "ACQUIRED INET STOCK" means all of the issued and outstanding shares of capital stock of INET acquired by Wang pursuant to the INET Purchase Agreement.

                  "ACQUISITION" means the acquisition of stock, Indebtedness of a Person, all or substantially all of the assets of a Person or any business or line of business of a Person, excluding purchases of inventory, equipment, real estate or intellectual property in the ordinary course of business.

                  "ACQUISITION NOTIFICATION LAWS" means, collectively, HSR and the Exon-Florio Amendment to the Omnibus Trade and Competitiveness Act of 1988.

                  "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

                  "ADJUSTED NET INCOME" means, in any fiscal period, Net Income plus or minus (as the case may be) losses or gains from extraordinary items and from sales of assets, other than sales of Inventory in the ordinary course of business.

                  "AFFILIATE" of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

                  "AGENT" means BTCO as provided in the preamble to this Credit Agreement or any successor to BTCO.

                  "AGENT ADVANCES" is defined in Section 2.2.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

                  "APPLICABLE MARGIN" means a percentage per annum determined by reference to EBITDA for the most recently ended four fiscal quarters as set forth below:

EBITDA For
Last Four                   Prime          Eurodollar       Letter of          Unused
Fiscal Quarters           Rate Loans       Rate Loans       Credit Fee        Line Fee
- ---------------           ----------       ----------       ----------        --------

Level I                     1.25%            2.25%            2.25%             .50%
- -------
less than
$125,000,000

Level II                    1.00%            2.00%            2.00%             .375%
- --------
$125,000,000 or
greater, but less
than $150,000,000

Level III                    .75%            1.75%            1.75%             .375%
- ---------
$150,000,000 or
greater, but less
than $175,000,000

Level IV                     .50%            1.50%            1.50%             .375%
- --------
$175,000,000 or
greater, but less
than $200,000,000

Level V                      .25%            1.25%            1.25%             .25%
- -------
$200,000,000 or
greater

         The Applicable Margin for each Prime Rate Loan shall be determined by reference to EBITDA in effect from time to time and the Applicable Margin for each Eurodollar Rate Loan shall be determined by reference to EBITDA in effect on the first day of each Interest Period for such Loan; PROVIDED, HOWEVER, that (i) no change in the Applicable Margin shall be effective until three (3) Business Days after the date on which the Agent receives the relevant Financial Statements and a duly executed Compliance Certificate demonstrating such EBITDA and (ii) if the Agent notifies Wang in writing, the Applicable Margin shall be at Level I for so long as the Agent has not received the information described in clause (i) of this proviso as and when required under Section 7.1(a)(i), (iii) or (iv), as the case may be.

                  "ASSET SALE" means, for any Person, any sale, transfer or other disposition or series of sales, transfers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by casualty, loss, operation of law or otherwise) made by such Person or any of its Subsidiaries to any Person of any assets (excluding Inventory and Accounts) of such Person or any of its Subsidiaries including, without limitation, assets consisting of any capital stock or other securities held by such Person or any of its Subsidiaries (other than capital stock of such Person), and any capital stock issued by any Subsidiary of such Person, PROVIDED that a sale, transfer or other disposition by a Person to its wholly owned Subsidiary or a sale, transfer or other disposition by a Subsidiary to Wang or to another Subsidiary shall not be considered an Asset Sale.

                  "ASSIGNMENT AND ASSUMPTION AGREEMENT" is defined in
         Section 10.8(b).

                  "AUDITORS" means a nationally recognized firm of independent public accountants selected by Wang and satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, Wang's current firm of independent public accountants, Ernst & Young, shall be deemed to be satisfactory to the Agent.

                  "AUTHORIZED OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President-Treasurer, the Vice President-Controller or the Assistant Treasurer of Wang.

                  "AVAILABLE EXCESS CASH FLOW AMOUNT" means at any time of determination, Excess Cash Flow determined as of the end of the fiscal quarter most recently ended, reduced by the cumulative amount of additional cash Investments made pursuant to Section 7.2(e)(viii)(b) and additional cash Capital Expenditures made pursuant to Section 7.2(q)(b), in each case on or prior to the time of determination.

                  "BASE AMOUNT" is defined in Section 7.2(q).

                  "BASE INVESTMENT AMOUNT" is defined in Section
         7.2(e)(viii).

                  "BENEFIT PLAN" means a "defined benefit plan" as defined in
         Section 3(35) of ERISA for which Wang, any Subsidiary or any ERISA Affiliate has been an "employer" as defined in Section 3(5) of ERISA within the past six years.

                  "BORROWERS" means the collective reference to Wang, WFI, Wang Canada, INET and Dataserv.

                  "BORROWING" means a borrowing consisting of a Revolving Loan of the same Type made on the same day by the Lenders.

                  "BORROWING BASE" means, on any day, an amount equal to the sum of (a) the Accounts Borrowing Base on such day and (b) the Supplemental Amount on such day.

                  "BORROWING BASE CERTIFICATE" is defined in Section 7.1(b)(i).

                  "BT ACCOUNT" is defined in Section 2.12(a)

                  "BTCC" means BT Commercial Corporation, in its individual capacity.

                  "BTCO" means Bankers Trust Company, in its individual capacity.

                  "BULL ACQUIRED ASSETS" means all of the capital stock and assets acquired by Wang pursuant to the Bull Purchase Agreement, including without limitation, the U.S. based Customer Services Operations of Bull HN, WFI, the Worldwide Imaging and Workflow Business of Bull, S.A. and the Australian, New Zealand, Canadian and Mexican subsidiaries of Bull HN.

                  "BULL HN" means Bull HN Information Systems Inc., a Delaware corporation.

                  "BULL PURCHASE AGREEMENT" means the collective reference to
         (a) the Asset and Stock Purchase Agreement dated as of December 30, 1994 by and between Wang and Bull HN, as such agreement may be amended, modified or supplemented from time to time and (b) the Stock Purchase Agreement dated as of December 30, 1994 by and among Wang, Compagnie Des Machines Bull and Bull S.A., as such agreement may be amended, modified or supplemented from time to time.

                  "BULL SUBORDINATED NOTE" means the unsecured subordinated promissory note dated January 31, 1995 in the original principal amount of $27,230,000 (subject to adjustments pursuant to Section 5.12 of the agreement described in clause (a) of the definition of Bull Purchase Agreement which adjustments may take the form of an exchange of the Bull Subordinated Note) made by Wang and payable to Bull HN, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York or Boston, Massachusetts are required or permitted by law to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market.

                  "CAPITAL EXPENDITURES" means, for any period, the sum of all expenditures for property, plant and equipment and software capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the principal amount of any debt (including the capitalized portion of capital leases) assumed or incurred in connection with any such expenditures. Capital Expenditures shall exclude (i) proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss, (ii) that portion of Investments allocable to property, plant or equipment, (iii) expenditures in connection with the acquisition of the Acquired INET Stock, (iv) an amount equal to the proceeds (including the value received in any exchange or trade) of a sale or other disposition of an asset permitted under the terms of this Credit Agreement or applied to the replacement or purchase of property, plant, equipment or software and (v) expenditures payable solely in shares of capital stock of Wang.

                  "CASH EQUIVALENTS" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in (ii) above; (iv) commercial paper, other than commercial paper issued by Wang or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) other instruments, commercial paper or investments reasonably acceptable to the Agent in its sole discretion.

                  "CASUALTY LOSS" is defined in Section 7.1(g).

                  "CERTIFICATES OF DESIGNATION" means the 4 1/2% Preferred Certificate of Designation and the 6 1/2% Preferred Certificate of Designation.

                  "CHANGE OF CONTROL" means one or more of the following events:

                           (a) less than a majority of the members of Wang's board of directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

                           (b) the stockholders of Wang shall approve any plan or proposal for the liquidation or dissolution of Wang; or

                           (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the capital stock of Wang as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of Wang representing more than thirty-five percent (35%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the Board of directors of Wang.

                  "CLOSING DATE" means the date of execution and delivery of this Credit Agreement.

                  "CO-AGENTS" means BayBank, Fleet National Bank (formerly known as Fleet National Bank of Massachusetts), Lehman Commercial Paper Inc. and Riggs Bank N.A. (formerly known as The Riggs National Bank of Washington, D.C.) or any successors thereto.

                  "CODE" is defined in Section 1.3.

                  "COLLATERAL" means the Accounts, Inventory, the Intellectual Property Collateral and the other property identified as security for any or all of the Obligations under the Collateral Documents.

                  "COLLATERAL ACCESS AGREEMENTS" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment agreement of any warehouseman or processor in possession of Inventory, in each case substantially in the form of Exhibit M to the Existing Credit Agreement.

                  "COLLATERAL AGENT" means BTCC as provided in the preamble to this Credit Agreement or any successor to BTCC.

                  "COLLATERAL DOCUMENTS" means all contracts, instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which liens and security interests are granted to the Collateral Agent in the Collateral for the benefit of the Lenders, including without limitation, the Security Agreements, the Hypothec and the Mortgages and any amendments, supplements or modifications thereto.

                  "COLLECTION ACCOUNT" is defined in Section 2.12(a).

                  "COLLECTIONS" means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

                  "COMMITMENT" of any Lender means its commitment to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth opposite its name on Schedule 1, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                  "COMPLIANCE CERTIFICATE" is defined in Section 7.1(a)(i).

                  "CONCENTRATION ACCOUNT" is defined in Section 2.12(a).

                  "CONCENTRATION ACCOUNT AGREEMENTS" is defined in Section 2.12(a).

                  "CONCENTRATION BANK" is defined in Section 2.12(a).

                  "CONSENT TO COLLATERAL ASSIGNMENT" means the Consent to Collateral Assignment to be made by the Sellers party to the INET Purchase Agreement, substantially in the form of Exhibit R, as amended, supplemented or otherwise modified from time to time.

                  "CONSOLIDATED NET WORTH" means the consolidated assets of Wang and its consolidated Subsidiaries minus their consolidated liabilities, all as reflected on the Financial Statements; PROVIDED that such amounts shall not include (a) foreign currency translation adjustments or (b) any loss resulting from a retirement of the 4 1/2% Preferred Stock, including accretions, at a premium over the book value thereof.

                  "CONTINGENT OBLIGATION" means any direct, indirect, contingent or non-contingent guaranty or obligation for the Indebtedness of another, except endorsements in the ordinary course of business.

                  "CONTRIBUTION AGREEMENT" means the Contribution Agreement, substantially in the form of Exhibit P, made by the Credit Parties (other than Wang) in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "COVERED TAXES" is defined in Section 4.10(a).

                  "CREDIT AGREEMENT" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "CREDIT DOCUMENTS" means this Credit Agreement, the Revolving Notes, the Guaranty, the Security Agreements, the Hypothec, the Mortgages, the Lockbox Agreements, the Fee Letter, the Letter of Credit Related Documents, the Environmental Indemnity Agreement and each other document, agreement and instrument from time to time executed by any Credit Party and delivered to the Agent or a Lender in connection herewith, as each may be amended, supplemented or otherwise modified from time to time.

                  "CREDIT PARTIES" means the Borrowers and the Guarantors.

                  "DATASERV" is defined in the preamble to this Credit
         Agreement.

                  "DATASERV INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Amended and Restated Intellectual Property Security Agreement, substantially in the form of Exhibit S, made by Dataserv and WSSM in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "DATASERV SECURITY AGREEMENT" means the Amended and Restated Security Agreement, substantially in the form of Exhibit R, made by Dataserv and WSSM in favor of the Collateral Agent for the benefit of the Lender, as amended, supplemented or otherwise modified from time to time.

                  "DEFAULT" means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

                  "DEFAULTING LENDER" is defined in Section 2.8(a).

                  "DISBURSEMENT ACCOUNT" means the operating account maintained with the Disbursement Account Bank.

                  "DISBURSEMENT ACCOUNT BANK" means Fleet Bank, N.A. or such other financial institution that is reasonably acceptable to the Agent.

                  "DOLLARS" and the sign "$" mean freely transferable lawful money of the United States.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1, as such Schedule may be amended from time to time.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary owned by Wang on the Closing Date other than (a) a Foreign Subsidiary and (b) FSI and any of its Subsidiaries.

                  "EBITDA" means, in any fiscal period, Adjusted Net Income PLUS the amount of all Interest Expense (net of all interest income), income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles and other non-cash charges of a Person for such period, all determined in accordance with GAAP and to the extent included in determining Adjusted Net Income for such period, restructuring expenses for such period and MINUS, to the extent included in the definition of Adjusted Net Income for such period, non-cash equity earnings of such Person's unconsolidated Affiliates PLUS, to the extent excluded in determining Adjusted Net Income for such period, cash distributions received by such Person from its unconsolidated Affiliates during such period.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means Accounts of the Borrowers deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. For purposes of calculating the Accounts of Wang Canada under this Credit Agreement, if any Account is denominated in a currency other than Dollars, then the face amount of such Account shall be converted into Dollars at the Rate of Exchange on the date that the Accounts are calculated. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                           (a) it arises out of a sale made by a Borrower to an
                  Affiliate, other than Persons who are Affiliates solely because such Persons are employers of directors of a Borrower or Affiliates of such employers; or

                           (b) it remains unpaid after 90 days from the date of
                  invoice (or, if the account debtor is the United States of America or any department, body, agency or instrumentality thereof, 120 days from the date of invoice with respect to sales of products); or

                           (c) it is from the same account debtor (or any
                  Affiliate thereof) and fifty percent (50%) or more of all Accounts from such account debtor (or any Affiliate thereof) are ineligible under clause (b) above; or

                           (d) the Account, when aggregated with all other
                  Accounts of such account debtor, exceeds thirty-five percent (35%) in face value of all Accounts then outstanding, to the extent of such excess; PROVIDED, HOWEVER, that Accounts supported or secured by an irrevocable letter of credit in form and substance reasonably satisfactory to the Agent, issued by a financial institution reasonably satisfactory to the Agent, and duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Agent) and Accounts covered by a credit insurance policy reasonably acceptable to the Agent shall be excluded for purposes of such calculation; or

                           (e) the account debtor for the Account is a creditor
                  of any of the Borrowers, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account, to the extent of the amount owed by such Credit Party to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be, PROVIDED, HOWEVER, Accounts (other than any Account which specifically has become the subject of an asserted right of setoff, dispute or claim) on which Bull HN is the account debtor up to an aggregate amount at any time of $2,000,000 shall not be deemed ineligible based solely on this clause (e); or

                           (f) the account debtor is (or its assets are) the
                  subject of an Insolvency Event or, in the reasonable judgment of the Agent, likely to become subject to an Insolvency Event unless such debtor has been provided with a debtor in possession credit facility pursuant to Section 364 of Title 11 of the United States Code or similar arrangement reasonably acceptable to the Agent; or

                           (g) the sale is to an account debtor outside of the
                  United States, or with respect to sales by Wang Canada, outside of Canada, unless the Account is supported by an irrevocable letter of credit in form and substance reasonably satisfactory to the Agent and assigned to and directly drawable by the Agent or is covered by a credit insurance policy reasonably acceptable to the Agent; or

                           (h) the sale to the account debtor is on a
                  bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                           (i) the goods giving rise to such Account have not
                  been shipped and delivered to the account debtor, the services (other than maintenance services) giving rise to such Account have not been performed or the Account otherwise does not represent a final sale; or

                           (j) the Account does not comply with all applicable
                  Requirements of Law, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                           (k) the Collateral Agent does not have a valid and
                  perfected first priority Lien (other than Liens permitted under the Credit Documents) on such Account or the Account does not otherwise conform to the representations and warranties contained in this Credit Agreement or the other Credit Documents; or

                           (l) 90 days after the Agent notifies Wang of the
                  effectiveness of this clause (l), the account debtor is the United States of America or any department, body, agency, authority or instrumentality thereof, unless the Borrowers duly assign their right to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. [Sections] 3727 et seq.), in form and substance satisfactory to the Agent, and otherwise comply with such Act; or

                           (m) it is an Unbilled Account, unless (i) the account
                  debtor is the United States of America or any department, body, agency, authority or instrumentality thereof, (ii) the Account is owing to WFI and (iii) the Account is invoiced within 90 days from the rendition of services or the sale of products.

                  "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Guaranty and Indemnification Agreement, dated as of January 30, 1995, made by Wang in favor of the Collateral Agent for the benefit of the Lenders, as amended by the Environmental Indemnity Amendment and as further amended, supplemented or otherwise modified from time to time.

                  "ENVIRONMENTAL INDEMNITY AMENDMENT" means the Amendment to the Environmental Indemnity Agreement, substantially in the form of Exhibit W, between Wang and the Collateral Agent.

                  "ENVIRONMENTAL LAWS" means all federal, state and local statutes, laws (including common or case law), rulings, regulations or governmental, administrative or judicial policies, directives, orders or interpretations applicable to the business or property of any Credit Party relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                  "EQUIPMENT" is defined in the Security Agreements.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. [Sections] 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                  "ERISA AFFILIATE" means any entity required to be aggregated with Wang or any of its Subsidiaries under Sections 414(b), (c), (m) or
         (o) of the Internal Revenue Code.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 1, as such Schedule may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to Wang and the Agent.

                  "EURODOLLAR RATE" means, with respect to the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by the Agent for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period.

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in Section 4.2.

                  "EVENT(S) OF DEFAULT" is defined in Section 8.1.

                  "EXCESS CASH FLOW" means, with respect to any period ending on the last day of a fiscal quarter of Wang, and measured on a cumulative basis for the period (the "MEASUREMENT PERIOD") from July 1, 1996 through the last day of such fiscal quarter (a) EBITDA for the Measurement Period MINUS (b) the sum without duplication of (i) cash Interest Expense for the Measurement Period, (ii) cash income taxes of Wang and its consolidated Subsidiaries for the Measurement Period,
         (iii) all principal payments (other than in connection with refinancings permitted by Section 7.2(b)) on or mandatory redemptions of Indebtedness of Wang and its consolidated Subsidiaries during the Measurement Period (other than repayments of Revolving Loans in the ordinary course of business which do not permanently reduce the Commitment), (iv) all cash Capital Expenditures of Wang and its consolidated Subsidiaries made during the Measurement Period (other than Capital Expenditures made pursuant to Section 7.2(q)(b)), (v) all cash dividends declared by Wang for the Measurement Period, regardless of when such dividends are actually paid, (vi) all cash Investments made by Wang and its consolidated Subsidiaries during the Measurement Period (other than Investments made pursuant to Section 7.2(e)(viii)(b)), (vii) all cash restructuring expenses of Wang and its consolidated Subsidiaries for the Measurement Period, (viii) accrued restructuring charges of Wang and its consolidated Subsidiaries paid in cash during the Measurement Period, (ix) until the outstanding principal amount of all of the Subordinated Notes is zero (-0-), one hundred percent (100%) of the outstanding principal amount of the Subordinated Notes.

                  "EXISTING INDEBTEDNESS" means the Indebtedness of Wang and its Restricted Subsidiaries (including, without limitation, INET) existing on the date of the initial Loan hereunder as set forth on Schedule 2.

                  "EXISTING INET LOAN FACILITY" means the Revolving Credit and Term Loan Agreement, dated as of March 14, 1994 among INET, the financial institutions party thereto and Crestar Bank, as Agent, as amended, and all other agreements, documents and instruments executed and delivered by INET or any of its Subsidiaries in connection therewith, each as amended, supplemented or otherwise modified from time to time.

                  "EXISTING LETTERS OF CREDIT" means the letters of credit issued pursuant to Article III of the Existing Credit Agreement and outstanding on the Closing Date, which are set forth on Schedule 3.2.

                  "EXPENSES" means all reasonable costs and expenses of the Agent and the Collateral Agent incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the reasonable costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the reasonable fees and expenses of legal counsel and paralegals, accountants, appraisers and other consultants, experts or advisors retained by the Agent or the Collateral Agent,
         (iii) reasonable fees and expenses incurred in connection with the assignments of or sales of participations in the Revolving Loans, (iv) reasonable fees and taxes in connection with the filing of financing statements, (v) the reasonable costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents and (vi) all other fees and expenses set forth in the Fee Letter.

                  "EXPIRATION DATE" means the earlier of September 30, 1999 and the date of termination of the Commitments pursuant to the terms hereof.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the letter agreement dated July 23, 1996 between BT Commercial Corporation and Wang, as amended, supplemented or otherwise modified from time to time.

                  "FEES" means, collectively, the Unused Line Fee, Letter of Credit Fees, the Issuing Bank Fees and the fees provided for in the Fee Letter.

                  "FINANCIAL STATEMENTS" means the consolidated and, if so requested by the Agent, consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of Wang and its consolidated Subsidiaries for the period specified, prepared in accordance with GAAP and consistently with prior practices.

                  "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction outside of the United States.

                  "FOREIGN SUBSIDIARY" means any Person (i) that is a "controlled foreign corporation," as defined in Section 957(a) of the Internal Revenue Code and (ii) of which Wang or any of its Subsidiaries is a "United States shareholder," as defined in Section 951(b) of the Internal Revenue Code, excluding any Person that is incorporated, organized or formed under the laws of Canada or any province thereof.

                  "4 1/2% PREFERRED CERTIFICATE OF DESIGNATION" means the Certificate of Designation, Number, Voting Powers, etc. with respect to the 4 1/2% Preferred Stock, as filed with the

         Delaware Secretary of State on May 26, 1995, as such Certificate may be amended from time to time as permitted by the terms of this Credit Agreement.

                  "4 1/2% PREFERRED STOCK" means $90,000,000 face amount of the 4 1/2% Convertible Preferred Stock, par value $.01 per share, of Wang having the rights, preferences and privileges set forth in the 4 1/2% Certificate of Designation.

                  "FSI" means Financial Service International, Inc., a Delaware corporation and a wholly-owned Subsidiary of Wang.

                  "FUNDING BANK" is defined in Section 4.9.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GOVERNING DOCUMENTS" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTORS" means Wang International Holding, Inc., Wang Software, WSSM and any other Person who from time to time guarantees any or all of the Obligations.

                  "GUARANTY" means the Amended and Restated Guaranty, substantially in the form of Exhibit J, made by the Guarantors in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "HAZARDOUS MATERIALS" means any and all pollutants and contaminants and any and all toxic, caustic, radioactive or hazardous materials, substances or wastes that are regulated under any Environmental Laws, including without limitation, petroleum, its derivatives and by-products and any other hydrocarbons.

                  "HIGHEST LAWFUL RATE" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

                  "HSR" means the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended.

                  "HYPOTHEC" means the Amended and Restated Movable Hypothec, substantially in the form of Exhibit O, made by Wang Canada in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "INDEBTEDNESS" of any Person means (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases to the extent required to be capitalized in accordance with GAAP, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities, as determined by the Agent, under any Interest Rate Agreement, (e) Contingent Obligations and (f) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations. Foreign exchange contracts entered into in the ordinary course of business consistent with the past practices of Wang and its Subsidiaries shall in no event constitute Indebtedness.

                  "INDEBTEDNESS BASKET" is defined in Section 7.2(b)(xii).

                  "INDEMNIFIED PARTY" is defined in Section 10.10(a).

                  "INET" is defined in the preamble to this Credit Agreement.

                  "INET PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of July 24, 1996 by and among Wang and the other stockholders signatories thereto, as amended, supplemented or otherwise modified from time to time.

                  "INET PURCHASE DOCUMENTS" means the INET Purchase Agreement and each other document, agreement and instrument executed and delivered in connection therewith.

                  "INET SUBORDINATED NOTES" means the collective reference to the seven separate non-negotiable unsecured subordinated promissory notes made by Wang and payable to the Sellers, which notes shall be in the aggregate principal amount equal to $66,630,000 and otherwise in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Credit Agreement.

                  "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution, arrangement, winding up or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors,
         (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition seeking (i) to adjudicate it bankrupt or insolvent, or (ii) any dissolution, reorganization, winding-up, arrangement, protection, relief or composition of it or its indebtedness or the appointment of a receiver, trustee, custodian or liquidator, or shall become subject to any writ, judgment, warrant of attachment, execution or similar process and such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process shall not have been released, vacated, withdrawn, dismissed or bonded, as the case may be or (f) such Person shall take any action to authorize any of the foregoing.

                  "INTELLECTUAL PROPERTY COLLATERAL" is defined in the Wang Intellectual Property Security Agreement, the Wang Canada Intellectual Property Security Agreement, the Wang Software Intellectual Property Security Agreement and the Dataserv Intellectual Property Security Agreement.

                  "INTERCOMPANY CONVERTIBLE INSTRUMENTS" is defined in the Reorganization Plan.

                  "INTEREST EXPENSE" means the consolidated expense of Wang and its consolidated Subsidiaries for interest on Indebtedness, computed in accordance with GAAP.

                  "INTEREST PERIOD" means for any Eurodollar Rate Loan the period commencing on the date of such Borrowing and ending on the last day of the period selected by Wang pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as Wang may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED, HOWEVER, that Wang may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

                  "INTEREST RATE AGREEMENT" means any interest rate protection or hedge agreement, including, without limitation, any interest rate future, option, swap and cap agreement.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, any amendments thereto, and any successor statute thereto and regulations and guidance promulgated thereunder.

                  "INTERNAL REVENUE SERVICE" or "IRS" means the United States Internal Revenue Service and any successor agency.

                  "INVENTORY" is defined in the Security Agreements.

                  "INVESTMENT" means all expenditures made and all liabilities incurred and assumed (including Contingent Obligations) for or in connection with Acquisitions, loans, advances, capital contributions or transfers of property to a Person (other than asset dispositions permitted by this Credit Agreement). In determining the aggregate amount of Investments outstanding at any particular time, (a) a guaranty shall be valued at not less than the principal amount outstanding of the obligation guaranteed, or if less, the maximum stated amount of such guaranty; (b) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (c) earnings, whether as dividends or interest, shall be deducted if received in cash; and (d) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

                  "ISSUING BANK" means BTCo or any Lender, Affiliate of any Lender or other financial institution acceptable to the Agent and Wang which may at any time issue or be requested to issue a Letter of Credit under this Credit Agreement. If there is more than one Issuing Bank, all references to the "Issuing Bank" shall be deemed to refer to each Issuing Bank or to all Issuing Banks, as the context shall require.

                  "ISSUING BANK FEES" is defined in Section 4.4(b).

                  "LENDER" is defined in the preamble to this Credit Agreement.

                  "LENDER ADVANCES" is defined in Section 2.2.

                  "LETTER OF CREDIT AGREEMENT" is defined in Section 3.4.

                  "LETTER OF CREDIT FEE" is defined in Section 4.4(a).

                  "LETTER OF CREDIT OBLIGATIONS" means the sum of the aggregate undrawn amount of all Letters of Credit outstanding, plus the aggregate amount of all drawings under Letters of Credit for which the Borrowers have not reimbursed the Issuing Bank, plus the aggregate amount of all payments made by the Lenders to the Issuing Bank for participations in Letters of Credit for which the Borrowers have not reimbursed the Lenders.

                  "LETTER OF CREDIT RELATED DOCUMENTS" is defined in Section
         3.8.

                  "LETTER OF CREDIT REQUEST" is defined in Section 3.4.

                  "LETTERS OF CREDIT" means (a) all letters of credit issued pursuant to Article III of this Credit Agreement, (b) all Existing Letters of Credit and (c) and all amendments, renewals, extensions or replacements thereof.

                  "LIEN(s)" means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

                  "LINE OF CREDIT" means the aggregate revolving line of credit extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $225,000,000 as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                  "LITIGATION PROCEEDS" means any cash proceeds (net of all litigation and related costs, fees and expenses) recovered or received by Wang or a Restricted Subsidiary on account of a settlement, compromise or damage award with respect to any individual claim, cause of action or civil proceeding.

                  "LOAN ACCOUNT" is defined in Section 2.10.

                  "LOANS" means the Revolving Loans made from time to time hereunder.

                  "LOCKBOX AGREEMENTS" is defined in Section 2.12(a).

                  "LOCKBOX BANKS" is defined in Section 2.12(a).

                  "LOCKBOXES" is defined in Section 2.12(a).

                  "MAJORITY LENDERS" means those Lenders owed or holding in the aggregate more than 50% of the total Commitments or if the Commitments are terminated, more than 50% of the Revolving Loans or Letter of Credit Obligations then outstanding; provided that if there is more than one Lender and BTCo holds in the aggregate more than 50% of the total Commitments or, if the Commitments are terminated and BTCo holds more than 50% of the Revolving Loans or Letter of Credit Obligations then outstanding, Majority Lenders shall mean BTCo and at least one other Lender.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Wang and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of the Borrowers, taken as a whole, to perform their obligations under the Credit Documents or of the Agent, the Collateral Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of the Collateral taken as a whole or the amount which the Agent, the Collateral Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral taken as a whole.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Wang or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew is reasonably likely to have a Material Adverse Effect.

                  "MATERIAL FOREIGN SUBSIDIARY" means each Foreign Subsidiary listed on Schedule 6.1(ad) and identified thereon as material.

                  "MATERIAL LOCATION" means each property listed on Schedule 6.1(k) that is leased by a Credit Party and at which Inventory and Equipment of any Credit Party with an aggregate original cost in excess of $3,000,000 is located.

                  "MEASUREMENT PERIOD" is defined in the definition of Excess Cash Flow.

                  "MINORITY STOCK ACQUISITION" is defined in Section
         7.2(e)(xiii).

                  "MORTGAGE AMENDMENT" means each Amendment to each Mortgage, substantially in the form of Exhibit V, between Wang and the Collateral Agent.

                  "MORTGAGES" means the three separate Revolving Credit Mortgages, Assignments of Rents and Leases and Security Agreements made by Wang in favor of the Collateral Agent for the benefit of the Lenders, each dated as of January 30, 1995, relating to the real property located in Chelmsford, Middlesex County, Massachusetts, Haverhill, Essex County, Massachusetts and Billerica, Middlesex County, Massachusetts, each as amended by a Mortgage Amendment and as further amended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which Wang, any of its Subsidiaries or any ERISA Affiliate has contributed within the past six years or with respect to which Wang or any of its Subsidiaries may incur any liability.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale or issuance of any equity securities by a Credit Party, the aggregate amount of cash received from time to time by or on behalf of such Credit Party in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, and (c) in the case of any Asset Sale, the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition.

                  "NET INCOME" means, for any period, the net income of Wang and its consolidated Subsidiaries on a consolidated basis, as reflected on the Financial Statements for such period.

                  "NOTICE OF BORROWING" is defined in Section 2.2(a).

                  "NOTICE OF CONTINUATION" is defined in Section 4.8(a).

                  "NOTICE OF CONVERSION" is defined in Section 4.8(b).

                  "OBLIGATIONS" means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event, whether or not an allowed claim), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Borrowers to the Agent, the Collateral Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Revolving Notes, or any other Credit Document.

                  "OTHER TAXES" is defined in Section 4.10(b).

                  "OUTSTANDING SUPPLEMENTAL AMOUNT" means, as at the end of any fiscal quarter, the amount by which the average daily balance of the aggregate of Revolving Loans and all Letter of Credit Obligations outstanding during such fiscal quarter exceeds the Accounts Borrowing Base as at the last Business Day of such fiscal quarter.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "PENDING BORROWINGS" means prospective Borrowings for which a Notice of Borrowing has been delivered but for which Revolving Loans have not been advanced.

                  "PERMITTED ACQUISITIONS" means an Acquisition which

                               (i) would not contravene the provisions of
                  Sections 7.2(e) and (h);

                              (ii) is not an Acquisition of capital stock or
                  assets (unless such assets are principally located in the United States or Canada) of a corporation incorporated outside of the United States or Canada or an Acquisition which is principally of assets located outside of the United States or Canada; and

                             (iii) involves an Investment by or through Wang or,
                  with the consent of the Agent which shall not be unreasonably withheld, a Domestic Subsidiary (whether or not existing on the Closing Date);

         PROVIDED that (A) if the Investment is by a Domestic Subsidiary, such Domestic Subsidiary, to the extent it has not previously done so, promptly guarantees the Obligations and grants the Collateral Agent liens and security interests in all of its assets to secure such guaranty, (B) if capital stock of a Person is issued or otherwise acquired by Wang or a Domestic Subsidiary in connection with such Investment, such capital stock is promptly pledged to the Collateral Agent for the benefit of the Lenders, such Person promptly guarantees the Obligations and grants the Collateral Agent liens and security interests on all of its assets, (C) if assets (other than capital stock) are acquired in connection with such Acquisition, the Collateral Agent is granted liens and security interests on such assets, (D) all documentation granting the Collateral Agent a guaranty or a security interest shall be in form and substance satisfactory to the Collateral Agent and (E) Wang shall take, and shall cause such Subsidiary to take, all such further actions and execute all such further documents and instruments as the Collateral Agent reasonably determines in its sole discretion to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the security interests and Liens (and the priority status thereof) granted to the Collateral Agent.

                  "PERMITTED DISCRETION" means the Agent's good faith judgment based upon any factor which the Agent reasonably believes in good faith: (i) is reasonably likely to materially adversely affect the value of any Eligible Account, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) indicates that any collateral report or financial information delivered to the Agent by any Person on behalf of a Credit Party is incomplete, inaccurate or misleading in any material respect;
         (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving any Credit Party or any of the Eligible Accounts; or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable as well as any of the following factors: (i) the financial and business climate of a Credit Party's industry, (ii) changes in collection history and dilution with respect to the Accounts and (iii) any other factors that materially change the credit risk of lending to the Borrowers on the security of the Accounts. The burden of establishing lack of good faith shall be on the Borrowers.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing: (a) Liens for taxes, assessments and governmental charges not yet due and payable or which are being diligently contested in good faith by Wang or one of its Subsidiaries by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by Wang or one of its Subsidiaries to the extent required by GAAP (or other applicable accounting standards in the relevant jurisdictions) for the payment of the same; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 15 days or which are being diligently contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained to the extent required by GAAP (or other applicable accounting standards in the relevant jurisdictions); provided that the Agent has been notified of all such Liens securing Indebtedness in excess of $1,000,000; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Person whose property is subject to such easement, right of way or encumbrance; (e) any or all rights granted in connection with the establishment or maintenance of industry standard source code escrow agreements arising in the ordinary course of business; and (f) other liens to secure claims not in excess of $2,000,000 incurred in the ordinary course of business other than in connection with the borrowing of money.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

                  "PLAN" means any employee benefit plan, program or arrangement subject to ERISA maintained or contributed to by Wang or any of its Subsidiaries other than any Foreign Subsidiary, or with respect to which any of them may incur liability.

                  "PREFERRED STOCK" means the 4 1/2% Preferred Stock and the 6 1/2% Preferred StocK.

                  "PRESCRIBED IRS RATE" means the applicable interest rate as prescribed from time to time by the IRS pursuant to Section 1274(d) of the Internal Revenue Code.

                  "PRIME LENDING RATE" means the rate which the Agent announces as its prime lending rate from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "PRIME RATE LOAN" means a Loan that bears interest as provided in Section 4.1.

                  "PROHIBITED TRANSACTION" is defined in Section 6.1(r)(v).

                  "PROPORTIONATE SHARE" of a Lender means a fraction, expressed as a decimal, obtained by dividing its Commitment by the total Commitments of all the Lenders or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and/or Letter of Credit participations by the aggregate Revolving Loans and/or Letter of Credit Obligations then outstanding.

                  "PURCHASE MONEY LIENS" is defined in Section 7.2(b)(xii).

                  "RATE OF EXCHANGE" means the spot rate of exchange at which the Agent is able on the relevant date to purchase Dollars with other currency.

                  "REDUCED RATE" is defined in Section 4.10(e), relating to backup withholding tax.

                  "REINVESTMENT SALE" means the sale after May 1, 1996 by a Borrower of any or all of the stock acquired in a Minority Stock Acquisition.

                  "REGISTER" is defined in Section 10.8(c).

                  "REORGANIZATION PLAN" means the Amended and Restated Reorganization Plan of Wang and Official Committee of Unsecured Creditors as confirmed by the United States Bankruptcy Court for the District of Massachusetts.

                  "REPORTABLE EVENT" means any of the events described in
         Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the 30-day notice requirement to the PBGC has been waived.

                  "REQUIREMENT OF LAW" means (a) the Governing Documents of a Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary that is a Credit Party and any other Subsidiary owned by Wang on the Closing Date or acquired thereafter (other than a Foreign Subsidiary, FSI and any of its Subsidiaries).

                  "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by
         Section 601 of ERISA.

                  "REVOLVING LOANS" is defined in Section 2.1(a).

                  "REVOLVING NOTE" means an amended and restated joint and several promissory note of the Borrowers payable to the order of any Lender, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SCHEDULED INVESTMENTS" is defined in Section 7.2(e)(vii)(A).

                  "SECURITY AGREEMENTS" means the Wang Security Agreement, the Wang Intellectual Property Security Agreement, the Wang Canada Security Agreement, the Wang Canada Intellectual Property Security Agreement, the Wang Software Security Agreement, the Wang Software Intellectual Property Security Agreement, the Dataserv Security Agreement and the Dataserv Intellectual Property Security Agreement.

                  "SELLERS" means the collective reference to the parties to the INET Purchase Agreement other than Wang.

                  "SETTLEMENT DATE" is defined in Section 2.6(a).

                  "6 1/2% PREFERRED CERTIFICATE OF DESIGNATION" means the Certificate of Designation, Number, Voting Powers, etc. with respect to the 6 1/2% Preferred Stock, as filed with the Delaware Secretary of State on February 27, 1996, as such Certificate may be amended from time to time as permitted by the terms of this Credit Agreement.

                  "6 1/2% PREFERRED STOCK" means $143,750,000 face amount of the 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $.01 per share, of Wang having the rights, preferences and privileges set forth in the 6 1/2% Certificate of Designation.

                  "SPECIFIED PERCENTAGE" means a percentage determined by reference to EBITDA for the most recently ended four fiscal quarter period as set forth below:

EBITDA For Last
Four Fiscal Quarters                                           Percentage
- --------------------                                           ----------

$115,000,000 or greater, but less                                  60%
than $120,000,000

$120,000,000 or greater, but less                                  70%
than $125,000,000

$125,000,0000 or greater, but less                                 80%
than $130,000,000

$130,000,000 or greater, but less                                  90%
than $135,000,000

$135,000,000 or greater                                           100%


                  "SUBORDINATED NOTES" means the collective reference to the Bull Subordinated Note and the INET Subordinated Notes.

                  "SUBSIDIARY" means as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of Wang.

                  "SUPPLEMENTAL AMOUNT" means (a) $125,000,000 from the Closing Date to March 31, 1998, (b) $100,000,000 from April 1, 1998 to
         September 30, 1998, (c) $75,000,000 from October 1, 1998 to March 31,
         1999 and (d) $50,000,000 commencing April 1, 1999 and thereafter, as such amounts may from time to time be reduced pursuant to the following provisions of this definition. The Supplemental Amount shall be immediately and permanently reduced by an amount equal to 50% of the Net Cash Proceeds received by any Credit Party from the consummation of any Asset Sale (other than a Reinvestment Sale, an Asset Sale which has a purchase price or transaction value of less than $2,500,000 or an Asset Sale which is the result of a casualty, loss or condemnation and the Net Cash Proceeds of such Asset Sale are reinvested in Wang's business, taken as a whole), PROVIDED that the Supplemental Amount shall not be reduced by more than $75,000,000 in the aggregate pursuant to this sentence.

                  "SYNDICATION DATE" means the earlier of (i) the date that is ninety (90) days after the Closing Date and (ii) the date on which the Agent notifies Wang of the completion of the primary syndication of the Revolving Loans under this Credit Agreement, as determined by the Agent in its sole discretion, which notice shall be promptly given.

                  "TAX TRANSFEREE" is defined in Section 4.10(a).

                  "TAXES" is defined in Section 4.10(a).

                  "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of Wang, any of its Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan;
         (v) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Wang, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                  "TYPE" means, with respect to any Loan, whether such Loan is a Eurodollar Rate Loan or a Prime Rate Loan.

                  "UNBILLED ACCOUNTS" means Accounts for which an invoice has not been issued.

                  "UNUSED AVAILABILITY" means, at any time of determination, the excess of (x) the lesser of the Borrowing Base or the Line of Credit over (y) the sum of the unpaid principal amount of the Loans outstanding, the Letter of Credit Obligations and the Pending Borrowings.

                  "UNUSED LINE FEE" is defined in Section 4.5.

                  "WANG" is defined in the preamble to this Credit Agreement.

                  "WANG CANADA" is defined in the preamble to this Credit Agreement.

                  "WANG CANADA INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Amended and Restated Intellectual Property Security Agreement, substantially in the form of Exhibit I, made by Wang Canada in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

                  "WANG CANADA SECURITY AGREEMENT" means the Amended and Restated Security Agreement, substantially in the form of Exhibit K, made by Wang Canada and Wang International Holding, Inc. in favor of the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

                  "WANG INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Amended and Restated Intellectual Property Security Agreement, substantially in the form of Exhibit H, made by INET, Wang and WFI in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "WANG SECURITY AGREEMENT" means the Amended and Restated Security Agreement, substantially in the form of Exhibit G, made by INET, Wang and WFI in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "WANG SOFTWARE" means Wang Software N.Y., Inc., a New York corporation and a wholly-owned subsidiary of Wang, formerly known as Sigma Imaging Systems, Inc."

                  "WANG SOFTWARE INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Amended and Restated Intellectual Property Security Agreement, substantially in the form of Exhibit U, made by Wang Software in favor of the Collateral Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                  "WANG SOFTWARE SECURITY AGREEMENT" means the Amended and Restated Security Agreement, substantially in the form of Exhibit T, made by Wang Software in favor of the Collateral Agent for the benefit of the Lender, as amended, supplemented or otherwise modified from time to time.

                  "WFI" is defined in the preamble to this Credit Agreement.

                  "WSSM" means Wang Software Storage Management Group, Inc., a Delaware corporation formerly known as Avail Systems Corp. and a wholly-owned subsidiary of Wang.

                  SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Section 7.2(q) through (t) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how Wang is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. Any reference herein to a "restructuring" expense shall be deemed to be a reference to restructuring and reorganization costs and expenses.

                  SECTION 1.3. OTHER TERMS; HEADINGS. Terms used herein that are defined in the Uniform Commercial Code, in effect from time to time, in the State of New York (the "CODE") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or has been waived in accordance with Section
10.11 hereof. References to Articles, Sections, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

                  SECTION 1.4. COMPUTATION OF TIME PERIODS. In this Credit Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II

                                 REVOLVING LOANS

                  SECTION 2.1.  REVOLVING CREDIT COMMITMENTS.

                    (a) Subject to the terms and conditions set forth in this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each Lender severally agrees to make loans and advances to Wang ("REVOLVING LOANS") in an amount not to exceed at any time its Proportionate Share of the lesser of (x) the total Commitments and (y) the Borrowing Base, minus, in each case, the then outstanding Letter of Credit Obligations and the Pending Borrowings; PROVIDED, HOWEVER that in no event shall the aggregate amount of Revolving Loans made and Letters of Credit issued in respect of Eligible Accounts Receivable consisting of Unbilled Accounts exceed the lesser of 10% of all Accounts of WFI that do not consist of Unbilled Accounts and $10,000,000.

                    (b) The Agent, at any time in the exercise of its Permitted Discretion, on not less than ten (10) days' prior written notice to Wang, may
(i) establish and increase or decrease reserves against Eligible Accounts Receivable, (ii) reduce the advance rate provided for in the definition of Accounts Borrowing Base, or restore such advance rate to any level equal to or below the advance rate in effect as of the date of this Credit Agreement, and
(iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definition of Eligible Accounts Receivable. The ten
(10) day notice provision in this section shall not apply to a determination by the Agent with respect to whether a specific Account or all Accounts of an account debtor should be deemed ineligible. Such determination may be made at any time by the Agent upon notice to the Borrower in the exercise of its Permitted Discretion. The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts.

                  SECTION 2.2. BORROWING OF REVOLVING LOANS. It is contemplated that Revolving Loans will be made available to Wang directly by the Lenders ("LENDER ADVANCES") and, in the circumstances described in Section 2.2(b), from the Agent acting on behalf of the Lenders ("AGENT ADVANCES"). The Revolving Loans made by each Lender shall be evidenced by Revolving Notes payable to the order of each Lender, with appropriate insertions as to the date and principal amount.

                    (a) LENDER ADVANCES OF REVOLVING LOANS. Subject to the determination by the Agent and the Lenders that the applicable conditions for borrowing contained in Article V are satisfied, upon notice from Wang to the Agent, substantially in the form of Exhibit C ("NOTICE OF BORROWING") received by the Agent before 1:00 p.m. (New York City time) on a Business Day, Lender Advances of Revolving Loans shall be made to the extent of each Lender's Proportionate Share of the requested borrowing. The Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans.

                    (b) AGENT ADVANCES OF REVOLVING LOANS. The Agent is authorized by the Lenders, but is not obligated, to make Agent Advances (i) upon a Notice of Borrowing received by the Agent before 3:00 p.m. (New York City time) on a Business Day, or (ii) upon advice received by the Agent on a Business Day from the Disbursement Account Bank of the face amount of checks drawn on the Disbursement Account, which have been or will be presented for payment on that day, minus the amount of funds then available in the Disbursement Account. All Agent Advances shall be Prime Rate Loans. Agent Advances will not at any time exceed the amount available for borrowing under Section 2.1(a). Agent Advances will be subject to periodic settlement with the Lenders under Section 2.6. Agent Advances may be made only in the following circumstances:

                    (i) For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon Wang's actual or deemed representations under Section 5.2 that the conditions for borrowing are satisfied.

                   (ii) If the conditions for borrowing under Section 5.2 cannot be fulfilled, Wang shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for twenty (20) Business Days from the date the Agent first receives such notice, or until sooner instructed by the Majority Lenders to cease.

                  SECTION 2.3. DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted by the Agent (x) upon advice received by the Agent from the Disbursement Account Bank, as described in Section 2.2(b), directly to the Disbursement Account, (y) in the circumstances described in
Section 3.5, directly to the Issuing Bank and (z) in all other circumstances, as requested by Wang in its Notice of Borrowing.

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




                  SECTION 2.4. NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing, substantially in the form of Exhibit
C. Wang shall specify in each Notice of Borrowing whether the conditions for the requested borrowing are satisfied. Wang may request one or more borrowings of Prime Rate Loans by Notice of Borrowing given not later than 2:00 p.m. (New York City time) on the same Business Day as the proposed Borrowing. A Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 2:00 p.m. (New York City time) on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate Loans, shall be in an aggregate amount for all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The right of Wang to choose Eurodollar Rate Loans is subject to the provisions of Section 4.8. Once given, a Notice of Borrowing is irrevocable by and binding on Wang. Wang shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans and Letters of Credit. The Agent is entitled to rely upon such list until it is replaced by Wang.

                  SECTION 2.5. SAME DAY SETTLEMENT OF LENDER ADVANCES. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Revolving Loans. No later than 3:00 p.m. (New York City time) on the date of the proposed Borrowing reflected in the Notice of Borrowing, each Lender shall make available to the Agent at the Agent's address such Lender's Proportionate Share of such borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to the date of any such borrowing of Revolving Loans, it is entitled to assume that each Lender will make available its Proportionate Share of the borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of such Lender.

                  SECTION 2.6. PERIODIC SETTLEMENT OF AGENT ADVANCES AND REPAYMENTS.

                    (a) THE SETTLEMENT DATE. The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 p.m. (New York City time) on the last Business Day of the period specified by the Agent (such date, the "SETTLEMENT DATE").

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




                    (b) SUMMARY STATEMENTS; SETTLEMENTS OF PRINCIPAL. The Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Agent Advances). As reflected on the summary statement: (i) the Agent shall transfer to each Lender its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received prior to 12:00 Noon (New York City time) on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. (New York City time) that day; and, if received after 12:00 Noon (New York City time), then no later than 3:00 p.m. (New York City time) on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

                    (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Advances) shall be allocated by the Agent to each Lender in accordance with the Proportionate Share of Revolving Loans actually advanced by and repaid to each Lender, and shall accrue from and including the date such Revolving Loans are so advanced and to but excluding the date such Revolving Loans are either repaid by the Borrowers or actually settled under this Section. The Unused Line Fee shall be allocated by the Agent to each Lender in accordance with such Lender's Proportionate Share of such Fee, regardless of the amount of Revolving Loans actually advanced by such Lender. After the end of each month, the Agent shall, upon receipt from the Borrowers, distribute to each Lender its Proportionate Share of the interest and Unused Line Fee accrued during such month. The Agent shall, upon receipt from the Borrowers, distribute interest on Eurodollar Rate Loans promptly after it is received from the Borrowers.

                  SECTION 2.7. SHARING OF PAYMENTS. If any Lender shall obtain any payment pursuant to the terms of this Credit Agreement (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans made by it or its participation in Letters of Credit in excess of its Proportionate Share of payments on account of the Loans or Letters of Credit obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is

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




thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered, and PROVIDED, FURTHER that this Section shall not apply with respect to any fees which are intended to be for the benefit of less than all of the Lenders. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.7 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. Notwithstanding anything contained herein to the contrary, the sharing provisions of this Section 2.7 shall not apply to any payments received by any Lender from or on behalf of the Borrowers or the Agent that are not made pursuant to the express terms and provisions of this Credit Agreement.

                  SECTION 2.8.  DEFAULTING LENDERS.

                    (a) A Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a defaulting lender ("DEFAULTING LENDER"). The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrowers and the Borrowers shall pay such amounts with respect to Revolving Loans within five Business Days. In addition, the Defaulting Lender or the Borrowers shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to Wang to the date it is recovered by the Agent at a rate PER ANNUM equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrowers; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations.

                    (b) The failure of any Lender to fund its Proportionate Share of any Revolving Loan (including Agent Advances) shall not relieve any other Lender of its obligation to fund its Proportionate Share of such Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender's Proportionate Share of a Revolving Loan.

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




                    (c) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by a Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Wang the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of the Unused Line Fee and for voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until the Defaulting Lender has paid all amounts required to be paid to the Agent hereunder or until the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing or such default has been cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

                  SECTION 2.9. MANDATORY AND VOLUNTARY PAYMENT; MANDATORY AND VOLUNTARY REDUCTION OF COMMITMENTS.

                    (a) The aggregate balance of Revolving Loans and all Letter of Credit Obligations outstanding at any time in excess of the lesser of (i) the Borrowing Base then in effect and (ii) the Line of Credit shall be immediately due and payable without the necessity of any demand; PROVIDED, HOWEVER that if the aggregate balance of Revolving Loans and all Letter of Credit Obligations exceeds the Borrowing Base solely due to a change in the Borrowing Base made by the Agent pursuant to the terms of this Credit Agreement, the amount in excess of the Borrowing Base shall be due and payable five (5) Business Days after notice from the Agent.

                    (b) Wang may reduce or terminate the Commitments on a PRO RATA basis at any time and from time to time in whole or in part; PROVIDED, HOWEVER, that each such reduction must be in an aggregate amount for all Lenders of not less than $5,000,000 (and in increments of $1,000,000 thereafter). Once reduced, no portion of the Commitments may be reinstated.

                    (c) The Line of Credit shall be permanently and automatically reduced to $200,000,000 on March 31, 1998, (ii) $175,000,000 on
September 30, 1998 and (iii) $150,000,000 on March 31, 1999. Such reductions shall reduce the Commitment of each Lender proportionately by its Proportionate Share of the amount of such reductions.

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




                    (d) All Net Cash Proceeds from the consummation of an Asset Sale or from the issuance of any equity securities, and Litigation Proceeds shall be immediately paid to the Agent to be applied to repay the outstanding Revolving Loans. All amounts applied to repay the outstanding Revolving Loans under this Section 2.9(d) may be reborrowed, subject to the terms and conditions contained herein.

                  SECTION 2.10. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent shall maintain an account on its books in the name of Wang (the "LOAN ACCOUNT") in which Wang will be charged with all loans and advances made by the Lenders to Wang or for Wang's account, including the Revolving Loans, the Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. The Loan Account will be credited with all amounts received by the Agent from the Borrowers or for the Borrowers' account, including, as set forth in Section 2.12, all amounts received in the Concentration Accounts from any Lockbox Bank. The Agent shall send the Borrowers a monthly statement reflecting the activity in the Loan Account. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

                  SECTION 2.11. PAYMENT PROCEDURES. The Borrowers hereby authorize the Agent to charge the Loan Account with the amount of all interest, Fees and Expenses and other payments to be made hereunder and under the other Credit Documents. The Borrowers' obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's charging the Loan Account as provided herein.

                  SECTION 2.12. COLLECTIONS.

                    (a) Wang and Wang Canada shall at all times maintain lockboxes (the "LOCKBOXES") and shall instruct all account debtors on their Accounts to remit all Collections to their respective Lockboxes. Such Borrowers shall enter into agreements with the Agent and financial institutions acceptable to the Agent (the "LOCKBOX BANKS") substantially in the form of Exhibit L to the Existing Credit Agreement (the "LOCKBOX AGREEMENTS"), which among other things shall provide for the opening of an account with such Lockbox Bank for the deposit of Collections (a "COLLECTION ACCOUNT") and shall require the Agent's consent to its termination (except on the Expiration Date). All Collections and other amounts received by such Borrowers from any account debtor shall upon receipt be deposited into a Collection Account maintained by such Borrowers. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in each Collection Account shall be wired each Business Day into an account (a "CONCENTRATION ACCOUNT") maintained by the Agent at a financial institution acceptable to the Borrowers and the Agent (a "CONCENTRATION BANK"). Such

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




Borrowers shall enter into one or more agreements with a Concentration Bank and the Agent substantially in the form of Exhibit N to the Existing Credit Agreement (the "CONCENTRATION ACCOUNT AGREEMENTS"). All amounts other than Collections received by the Borrowers from any source shall upon receipt be deposited into a separate Concentration Account maintained by the Agent at a Concentration Bank. Upon the terms and subject to the conditions set forth in the Concentration Account Agreements, all available amounts held in each Concentration Account shall be wired each Business Day into an account maintained by the Agent at Bankers Trust Company (the "BT ACCOUNT").

                    (b) WFI, INET and, subject to Section 7.1(t)(i), Dataserv shall at all times maintain a Lockbox with a Lockbox Bank pursuant to a Lockbox Agreement and shall instruct all account debtors on the Accounts to remit all Collections to such Lockbox. All Collections and other amounts received by such Borrowers from any account debtor shall upon receipt be deposited into a Collection Account. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in the Collection Accounts shall be wired each Business Day into the BT Account. All amounts other than Collections received by such Borrowers from any source shall upon receipt be deposited into a separate Concentration Account maintained by the Agent at a Concentration Bank. Until Dataserv complies with the provisions of Section 7.1(t)(i), Dataserv shall deposit all Collections and other amounts received by Dataserv from any account debtor into a Collection Account maintained by Wang promptly upon receipt.

                    (c) Wang shall cause Wang Software at all times to maintain a bank account (the "WANG SOFTWARE DEPOSITARY ACCOUNT") with Chemical Bank or any other bank acceptable to the Agent (the "DEPOSITARY ACCOUNT BANK"). Wang shall cause Wang Software to enter into an agreement with the Agent and the Depositary Account Bank, in form and substance satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time, the "WANG SOFTWARE DEPOSITARY ACCOUNT AGREEMENT"), which among other things shall provide for the opening of the Wang Software Depositary Account for the deposit of Wang Software's Collections and shall require the Agent's consent to its termination (except on the Expiration Date). Wang shall cause Wang Software to deposit all Collections and other amounts received by Wang Software from any account debtor into the Wang Software Depositary Account promptly upon receipt. Subject to the terms and conditions set forth in the Wang Software Depositary Account Agreement, upon and after the time the Depositary Account Bank shall have received a Notice of Redirection (as defined in the Wang Software Depositary Account Agreement) from the Agent, all amounts deposited in the Wang Software Depositary Account shall be transferred only as provided by the Agent in such Notice of Redirection.

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




                    (d) Promptly upon the written request of the Agent, Wang shall cause WSSM to deposit all Collections and other amounts received by WSSM from any account debtor into a Collection Account maintained by Wang promptly upon receipt.

                  SECTION 2.13. APPLICATION OF PAYMENTS. All amounts received in the BT Account shall be credited to the Loan Account as of the date received. Except as provided in Section 8.5, after the occurrence of an Event of Default, and until it is waived, all amounts received by the Agent from the Lockbox Banks, from the Concentration Accounts, from liquidation of Collateral or otherwise, shall be applied in the following order: FIRST, to the payment of any Fees, Expenses or other Obligations due and payable to the Agent or the Collateral Agent under any of the Credit Documents, including Agent Advances and any other amounts advanced by the Agent on behalf of the Lenders; SECOND, to the payment of any Fees, Expenses or other Obligations due and payable to the Issuing Bank under any of the Credit Documents; THIRD, to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section; FOURTH, to the ratable payment of interest due on the Revolving Loans; FIFTH, to the ratable payment of principal due on the Revolving Loans; SIXTH to cash collateralize Letters of Credit in accordance with the provisions of Section 8.2(c); and SEVENTH, if no Obligations are outstanding, to the Borrowers. Any amounts received in the BT Account after this Credit Agreement has terminated, all Obligations have been indefeasibly paid in full and all outstanding Letters of Credit have been cash collateralized in an amount equal to 105% of the aggregate face amount thereof shall be delivered to Wang.


                                   ARTICLE III

                                LETTERS OF CREDIT

                  SECTION 3.1. ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein, the Issuing Bank shall issue Letters of Credit hereunder at the request of Wang and for the account of Wang or, if approved by the Agent, one of Wang's Subsidiaries, as more specifically described below. The Issuing Bank shall not be obligated to issue any Letter of Credit for the account of Wang or any such Subsidiary on or after the Expiration Date. The Issuing Bank shall not (in the case of clause (a) below) and shall not be obligated to (in the case of clauses (b) and (c) below) issue any Letter of Credit for the account of Wang or any such Subsidiary if at the time of such requested issuance:

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




                    (a) The face amount of such requested Letter of Credit when added to the Letter of Credit Obligations then outstanding, would cause the Letter of Credit Obligations to exceed (i) $70,000,000 or (ii) when added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans and Letter of Credit Obligations to exceed the lesser of (x) the Line of Credit and (y) the Borrowing Base then in effect; PROVIDED, HOWEVER that in no event shall the aggregate amount of Revolving Loans made and Letters of Credit issued in respect of Eligible Accounts Receivable consisting of Unbilled Accounts exceed the lesser of 10% of all Accounts of WFI that do not consist of Unbilled Accounts and $10,000,000; PROVIDED, FURTHER that no Letter of Credit shall be issued if the issuance thereof would cause the face amount of all Letter of Credit Obligations then outstanding on account of documentary letters of credit to exceed $40,000,000; or

                    (b) Any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect as of the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the Closing Date and which the Issuing Bank deems in good faith to be material to it; or

                    (c) A default of any Lender's obligations to fund under
Section 3.6 exists, or such Lender is a Defaulting Lender, unless the Agent and the Issuing Bank have entered into satisfactory arrangements with the Borrowers to eliminate the Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

                  SECTION 3.2. TERMS OF LETTERS OF CREDIT. The Letters of Credit shall be in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and Wang. In no event may the term of any Letter of Credit issued hereunder exceed 365/366 days (except that such Letters of Credit may provide for annual renewal) and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Any Letter of Credit containing an automatic renewal provision (other than a Letter of Credit issued with respect to worker's compensation insurance or a Letter of Credit listed on Schedule 3.2) shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall not be renewable on or after the Expiration Date and it shall expire no later than the date that is three (3) Business Days prior to the Expiration Date. Notwithstanding the foregoing, a Letter of Credit may have an expiry date subsequent to the Expiration Date if, on or prior to the Expiration Date, such Letter of Credit is cash collateralized in a manner satisfactory to the Agent and in an amount equal to 105% of the aggregate face amount thereof or is supported by another letter of credit which is issued by a financial institution reasonably acceptable to the Agent and is in a form and contains terms and conditions reasonably satisfactory to the Agent.

                  SECTION 3.3. LENDERS' PARTICIPATION. Immediately upon issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Sections 3.1 and 3.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Proportionate Share (based upon its Commitment) of the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

                  SECTION 3.4. NOTICE OF ISSUANCE. Whenever Wang desires the issuance of a Letter of Credit, Wang shall deliver to the Agent a written notice no later than 1:00 p.m. New York City time at least three (3) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit F (a "LETTER OF CREDIT REQUEST") accompanied by such application and agreement for letter of credit (a "LETTER OF CREDIT AGREEMENT") as the Issuing Bank may specify to Wang in connection with such requested Letter of Credit. The transmittal by Wang of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrowers that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Sections 3.1 and 3.2. Prior to the date of issuance of each Letter of Credit, Wang shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require the Issuing Bank to make payment under the

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




Letter of Credit. The Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such draft is presented. A Letter of Credit Request may be given in writing or electronically and, if requested by the Agent, with prompt confirmation in writing. Any electronic Letter of Credit Request shall be deemed to have been prepared by, or under the supervision of the chief financial officer or other Authorized Officer of Wang. The Agent shall promptly provide the aforementioned Letter of Credit Request, document description and proposed text of certification to the Issuing Bank.

                  SECTION 3.5. PAYMENT OF AMOUNT DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Agent, which shall notify the Borrowers of such request, not later than 11:00 a.m. (New York City time) on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. The Borrowers shall give notice to be received by the Agent and the Issuing Bank not later than 2:00 p.m. (New York City time) on such Business Day if they intend to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans. Such notice from the Borrowers shall be irrevocable and, if given, the Borrowers, jointly and severally, shall reimburse the Issuing Bank not later than the close of business (New York City time) on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Agent shall not have timely received such notice (i) the Borrowers shall be deemed to have timely given a Notice of Borrowing to the Agent to make Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the applicable conditions specified in
Article V and the other terms and conditions of Borrowings contained herein, the Lenders shall, on the date of such drawing, make Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrowers shall be obligated to and shall reimburse the Issuing Bank, on the Business Day (under the laws of the jurisdiction of the Issuing Bank) immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.1.

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



                  SECTION 3.6. PAYMENT BY LENDERS. In the event that the Borrowers do not reimburse the Issuing Bank for the amount of any drawing pursuant to Section 3.5, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 p.m. (New York City time) on the first Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date notified by the Agent. In the event that any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Section 3.6, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate. The Agent or the Issuing Bank shall distribute to each other Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit issued by the Issuing Bank such other Lender's Proportionate Share of all payments subsequently received by the Agent or the Issuing Bank from the Borrowers in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

                  SECTION 3.7. NATURE OF ISSUING BANK'S DUTIES. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Subject to the last sentence of this Section 3.7, as between the Borrowers, the Issuing Bank and each other Lender, the Borrowers assume all risks of the acts and omissions of the Issuing Bank, or misuse of the Letters of Credit issued by the Issuing Bank by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor any of the Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be

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




in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof,
(vii) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of the Issuing Bank or the other Lenders. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability of the Issuing Bank to the Borrowers or any Lender.

                  SECTION 3.8. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers to reimburse, jointly and severally, the Issuing Bank for drawings honored under the Letters of Credit and the obligations of the Lenders under
Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Credit Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument relating thereto (the "LETTER OF CREDIT RELATED DOCUMENTS"); (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any Affiliate of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, the other Credit Documents, the transactions contemplated herein or therein or any unrelated transaction;
(iii) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vi) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or (vii) the fact that a Default or Event of Default shall have occurred and be continuing; PROVIDED, HOWEVER, that the Borrowers shall have no obligation to reimburse the Issuing Bank and the Lenders shall have no obligation under Section 3.6 in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

                                   ARTICLE IV

                           INTEREST, FEES AND EXPENSES

                  SECTION 4.1. INTEREST ON PRIME RATE LOANS. The Borrowers, jointly and severally, shall pay to the Agent for the benefit of the Lenders interest on Prime Rate Loans two Business Days after the last Business Day of each month, calculated monthly in arrears at an interest rate per annum equal to the Prime Lending Rate plus the Applicable Margin with respect to Prime Rate Loans on the average net balances owing to the Agent and the Lenders at the close of business each day during such month. The rate under this Section 4.1 shall change each day as the Prime Lending Rate changes.

                  SECTION 4.2. INTEREST ON EURODOLLAR RATE LOANS. The Borrowers, jointly and severally, shall pay to the Agent for the benefit of the Lenders interest on Eurodollar Rate Loans on the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of an Interest Period longer than three months, on the date occurring every three months from the first day of such Interest Period, at the date of conversion of such Eurodollar Rate Loan (or a portion thereof) to a Prime Rate Loan, and at maturity of such Eurodollar Rate Loan, in each case at a per annum interest rate equal during the Interest Period for such Eurodollar Loan to the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Rate Loan plus the Applicable Margin with respect to Eurodollar Rate Loans. After maturity of such Eurodollar Rate Loan (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent, upon determining the Adjusted Eurodollar Rate for any Interest Period, shall promptly notify the Borrowers and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 4.3. INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF DEFAULT. From the date of occurrence of any of the Events of Default specified in Section 8.1(a), (f) or (g), until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived or cured, interest on the Loans, and Letter of Credit Fees on Letter of Credit Obligations, shall each be payable on demand at a rate per annum equal to, with respect to the Loans, the rate in effect under
Section 4.1, plus two percent (2%), and with respect to the Letter of Credit

Obligations, the rate in effect under the first sentence of Section 4.4(a), plus two percent (2%). From the date of occurrence of any of the Events of Default specified in Section 8.1(b), (c), (d), (e), (h), (i), (j), (k) or (l), until the earlier to occur of the events described in clauses (i) and (ii) of the preceding sentence, interest on the Loans and Letter of Credit Fees on Letter of Credit Obligations shall be payable on demand of the Majority Lenders, at the rates respectively set forth in the preceding sentence.

                  SECTION 4.4. LETTER OF CREDIT FEES.

                    (a) The Borrowers, jointly and severally, shall pay to the Agent for distribution to the Lenders two Business Days after the last Business Day of each month a fee (the "LETTER OF CREDIT FEE"), in an amount equal to a rate per annum equal to the Applicable Margin with respect to the Letter of Credit Fee of the daily average amount of Letter of Credit Obligations outstanding during the immediately preceding month. In addition, the Borrowers, jointly and severally, shall pay to the Agent, for its own benefit, the letter of credit facing fees outlined in the Fee Letter.

                    (b) The Borrowers, jointly and severally, shall also pay the customary charges, fees and expenses of the Issuing Bank for the issuance, administration and negotiation of each Letter of Credit (the "ISSUING BANK FEES"). Each determination by the Agent of Letter of Credit Fees and other fees, charges and expenses under this Section shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 4.5. UNUSED LINE FEE. The Borrowers, jointly and severally, shall pay to the Agent for distribution to the Lenders two Business Days after the last Business Day of each month and on the Expiration Date a fee equal to a rate per annum equal to the Applicable Margin with respect to the Unused Line Fee calculated monthly in arrears on the average unused portion of the total Commitments at the close of business each day during such month or occurring prior to the Expiration Date (the "UNUSED LINE FEE").

                  SECTION 4.6. OTHER FEES AND EXPENSES. The Borrowers, jointly and severally, agree to pay fees to BT Commercial Corporation in the amounts and at the times set forth in the Fee Letter and shall be obligated to reimburse the Agent's and the Collateral Agent's Expenses promptly upon demand.

                  SECTION 4.7. CALCULATIONS. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days for the actual number of days elapsed (including the first day but

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




excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 4.8. SPECIAL PROVISIONS RELATING TO EURODOLLAR RATE LOANS.

                    (a) CONTINUATION. With respect to any Borrowing consisting of Eurodollar Rate Loans, Wang may (so long as no Default or Event of Default has occurred and is continuing), subject to the provisions of Section 4.8(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than 2:00 p.m. (New York City time) on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by Wang to the Agent. Such notice by Wang of a continuation (a "NOTICE OF CONTINUATION") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit D, in each case specifying (i) the date of such continuation, (ii) the Type of Loans subject to such continuation, (iii) the aggregate amount of Loans subject to such continuation and (iv) the duration of the selected Interest Period. Wang may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.8(a). If Wang shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.8(a), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefore, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

                  (b) CONVERSION. Wang may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "NOTICE OF CONVERSION") given to the Agent, and subject to the provisions of Section 4.8(c), convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; PROVIDED, HOWEVER, that any conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans and, upon conversion of any Prime Rate Loans into Loans of another Type, the Borrowers, jointly and severally, shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than 10:00 a.m. (New York

City time) on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit E, in each case specifying (i) the requested date of such conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. Wang may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing; PROVIDED, HOWEVER, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans shall have Interest Periods ending on the same date.

                    (c) CERTAIN LIMITATIONS ON EURODOLLAR RATE LOANS. The right of Wang to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

                    (i) If the Agent is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of Wang to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify Wang and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

                   (ii) If the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of Wang to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify Wang and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

                  (iii) If at any time any Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or resulting in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to Wang and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of Wang to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Prime Rate Loan.

                   (iv) Until the first Business Day following the Syndication Date, the right of Wang to select Eurodollar Rate Loans for any Borrowing shall be limited to Eurodollar Rate Loans with an Interest Period of one month.

                    (v) There shall not be outstanding at any one time more than an aggregate of seven (7) Borrowings of Loans which consist of Eurodollar Rate Loans.

                   (vi) No Agent Advance shall be made as a Eurodollar Rate
         Loan.

                    (d) COMPENSATION.

                    (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on Wang. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrowers, jointly and severally, shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article V, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

                   (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes pursuant to Article VIII or for any other reason, the Borrowers, jointly and severally, shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

                  (iii) Calculation of all amounts payable to a Lender under this Section 4.8(d) shall be made as though such Lender elected to fund all Eurodollar Rate Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

                     SECTION 4.9. INDEMNIFICATION IN CERTAIN EVENTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, to any of the Lenders, the Collateral Agent or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), or (ii) the Agent, the Collateral Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority, or (iii) the Agent, the Collateral Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, the Collateral Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's, the Collateral Agent's, or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or
(iii) increases the cost to the Agent, the Collateral Agent, the Issuing Bank or any of the Lenders of (A) funding or maintaining the total Commitments or (B) issuing,

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



making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent, the Collateral Agent, the Issuing Bank or any Lender, then the Borrowers, jointly and severally, shall upon demand by the Agent, pay to the Agent, for the account of each applicable Lender or, as applicable, the Collateral Agent, the Issuing Bank or a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrowers by the Agent, or the applicable Lender, the Collateral Agent, Issuing Bank or Funding Bank, and shall be conclusive absent manifest error. Prior to making any such demand, each of the Lenders, the Agent, the Collateral Agent, Funding Bank or other such party shall use reasonable efforts to designate a different Applicable Lending Office if such a designation could reduce or eliminate any such payment.

                  SECTION 4.10.  NET PAYMENTS.

                  (a) Any and all payments by the Borrowers hereunder, under the Revolving Loans or under the Letters of Credit to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent or the Agent shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("TAXES"), including any Taxes imposed under Section 7701(l) of the Internal Revenue Code, excluding, (i) in the case of each such Lender, the Issuing Bank, the Collateral Agent or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, the Issuing Bank, the Collateral Agent or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (iii) in the case of each such Lender, the Issuing Bank, the Collateral Agent and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender, the Issuing Bank, the Collateral Agent or Agent, as applicable, as of the Closing Date (other than any Taxes imposed under Section 7701(l) of the Internal Revenue Code), and (iv) if any Person acquires any interest in this Credit Agreement, any Revolving Loan or Letter of Credit pursuant to the provisions hereof, or a Foreign Lender or the Agent changes the office in which the Borrowing is made, accounted for or booked (any such person, or such Foreign Lender or the Agent in that event, being referred to as a "TAX TRANSFEREE"), any Taxes (other than Taxes imposed under Section 7701(l) of the Internal Revenue Code) to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "COVERED TAXES"). If the Borrowers shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder, under any Revolving Loan or under any Letter of Credit to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent or the Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 4.10) such Lender, the Issuing Bank, the Agent, the Collateral Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) such Borrower shall make such deductions or withholdings and (C) such Borrower shall pay the full amount so deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

                    (b) In addition, the Borrowers, jointly and severally, agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of the Lender under any Credit Documents to any transferee, or (iii) from the execution or delivery by the Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "OTHER TAXES").

                    (c) The Borrowers, jointly and severally, indemnify each Lender, the Issuing Bank, the Agent, the Collateral Agent and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Lender, the Issuing Bank, the Collateral Agent or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Lender, the Issuing Bank or the Agent or Tax Transferee certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by the Lender, the Issuing Bank, the Collateral Agent or Agent or Tax Transferee in good faith to the Borrowers shall, absent manifest error, be final, conclusive and binding on all parties.

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




                    (d) Within 30 days after having received a receipt of Covered Taxes or Other Taxes, the Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                    (e) On or before the Closing Date, each Foreign Lender shall deliver to the Agent and the Borrowers (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Loans payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "REDUCED RATE"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrowers two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                    (f) If a Tax Transferee that is organized under the laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement or any Revolving Loan or a Foreign Lender changes the office through which Loans are made, accounted for or booked, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective

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




date of such acquisition or change, as the case may be, it will deliver to the Borrowers and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement and the Revolving Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrowers and the Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax Transferee is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrowers and the Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                    (g) If any Taxes for which the Borrowers would be required to make payment under this Section 4.10 are imposed, the Lender, the Issuing Bank, the Collateral Agent or the Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender, the Issuing Bank, the Collateral Agent or the Agent be otherwise disadvantageous to such Lender, the Issuing Bank or the Agent, as the case may be.

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




                    (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.10 shall survive the payment in full of the Obligations.

                    SECTION 4.11. AFFECTED LENDERS. If the Borrowers are obligated to pay to any Lender any amount under Sections 4.9 or 4.10 materially in excess of any such amounts payable to the other Lenders or if any Lender is a Defaulting Lender and remains as such for five Business Days following its receipt of written notice from the Agent or the Borrowers, or if the Borrowers are exercising their right to replace a non-consenting Lender under Section 10.11(d), the Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender reasonably acceptable to the Agent, and such Lender hereby agrees to be so replaced subject to the following:

                    (a) The obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to the Agent for the account of such Lender concurrently with such replacement;

                    (b) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs arising under
Section 4.9 which may have effectuated the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of
Section 10.8, with a Commitment equal to that of the Lender being replaced (before giving effect to Section 2.8) and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced (or Loans that should have been made but for a Defaulting Lender's failure to lend);

                    (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender;

                    (d) The Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 4.11, but at no time shall the Agent be obligated to initiate any such replacement; and

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




                    (e) Any Lender replaced under this Section 4.11 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Agent or any of the Lenders (other than a Defaulting Lender).


                                    ARTICLE V

                              CONDITIONS PRECEDENT


                    SECTION 5.1. CONDITIONS TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of the initial Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to the satisfaction of the following conditions precedent:

                    (a) There shall be no pending or, to the best knowledge of the Borrowers, threatened in writing, litigation, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Credit Agreement, the other Credit Documents, the INET Purchase Documents or the transactions contemplated hereby and thereby or the Borrowers' other business activities, except where such litigation, proceeding, inquiry or other action is not reasonably likely to have a Material Adverse Effect.

                    (b) The Borrowers shall have paid all accrued fees and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents (including, without limitation, the reasonable accrued fees and expenses of counsel to the Agent).

                    (c) The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as Schedule 5.1(c), in each case, in form and substance reasonably satisfactory to the Lenders.

                    (d) All documentation relating to the transactions contemplated hereby (including, without limitation, the Credit Documents) shall be in form and substance reasonably satisfactory to the Agent and the Lenders.

                    (e) All Existing Indebtedness of INET and all other Existing Indebtedness incurred in connection with the Acquisition of the Acquired INET Stock shall be on terms and conditions (including, without limitation, amount, pricing, amortization, intercreditor arrangements and extent of subordination) reasonably satisfactory to the Agent.

                    (f) INET shall have been released from all obligations under the Existing INET Loan Facility and all related documents and agreements pursuant to a release in form and substance satisfactory to the Agent and all liens and security interests related thereto shall be released or terminated.

                    (g) Except for (i) the filing of U.C.C. financing statements under the Code and the filing of the Wang Intellectual Property Security Agreement, the Wang Canada Intellectual Property Security Agreement, the Wang Software Intellectual Property Security Agreement and the Dataserv Intellectual Property Security Agreement or other effective notice of the security interests granted therein with the United States Patent and Trademark Office and the United States Copyright Office, (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect, (iii) consents or authorizations of Governmental Authorities of the laws under which the Foreign Subsidiaries are organized with respect to the pledge by Wang in favor of the Agent of the shares of capital stock in such Subsidiaries, (iv) any filing and recordation of the releases of any security interest in the Collateral pledged to Crestar Bank in connection with the Existing INET Loan Facility, or (v) consents or authorizations the failure to obtain, or filings the failure to make, are not reasonably likely to have a Material Adverse Effect, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder, the grant of the Liens pursuant to the Credit Documents, the consummation of the transactions contemplated by the INET Purchase Agreement or the continuing operations of Wang and its consolidated Subsidiaries following such consummation or with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Revolving Notes, the Letters of Credit, the other Credit Documents or the INET Purchase Documents.

                    (h) (i) No change, occurrence, event or development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect shall have occurred and be continuing since March 31, 1996 or
(ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent and each Lender in its sole discretion.

                    (i) After giving effect to the Loans to be made on the Closing Date, the Borrowers shall have Unused Availability sufficient, in the Agent's judgment, to their overall business and working capital requirements.

                    (j) Each Credit Party shall be in compliance with all material indentures or agreements to which it is a party.

                    (k) The Liens and all other security interests in favor of the Collateral Agent, for the benefit of the Lenders, shall have been duly perfected and shall constitute first and prior Liens, except as otherwise provided in the Credit Documents.

                    (l) The INET Purchase Agreement, the INET Subordinated Notes and the other INET Purchase Documents shall be executed and delivered in form and substance reasonably satisfactory to the Agent.

                    (m) The transactions contemplated by the INET Purchase Agreement shall have occurred closed on terms and pursuant to documentation satisfactory to the Agent, and Wang shall own all of the Acquired INET Stock free and clear of all Liens except in favor of the Collateral Agent for the benefit of the Lenders and the Liens permitted under the Credit Documents. Without limiting the generality of the foregoing, the purchase price for the Acquired INET Stock shall not exceed (i) $100,000,000 in cash and (ii) $66,630,000 in the form of the INET Subordinated Notes.

                    (n) The Agent shall have received (i) audited financial statements (including an income statement, cash flow statement and balance sheet) of INET for the fiscal year ended December 31, 1995, prepared in accordance with GAAP (or the equivalent standard in the relevant jurisdiction) and accompanied by an unqualified opinion of KPMG Peat Marwick, (ii) the most recently prepared unaudited monthly financial statements of INET, prepared in accordance with GAAP and certified as true and correct by the chief financial officer of INET, which monthly financial statements shall be in form and substance satisfactory to the Agent, (iii) PRO FORMA balance sheet of Wang and its consolidated Subsidiaries as of August 31, 1996, adjusted to give effect to the closing of the INET Purchase Agreement and the transactions contemplated thereby, and (iv) all of the financial statements, notes thereto and reports thereon described in Section 3.6(a) of the INET Purchase Agreement, and all such financial statements shall be in form and substance satisfactory to the Agent.

                    (o) There shall not have occurred a material adverse change in the business, condition (financial or otherwise) operations, performance or prospects of INET since December 31, 1995.

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




                    (p) Counsel to the Agent shall have performed a legal review satisfactory to the Agent of all of INET's material contracts, tax, environmental, litigation and other potential and contingent liabilities.

                    (q) The Agent shall have received such other approvals, opinions or documents as any Lender or the Issuing Bank through the Agent may reasonably request.

If the conditions precedent set forth in this Section 5.1 are satisfied, then all of such conditions precedent shall be deemed to have occurred at the same time.

                    SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of any requested Loan or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit is subject to the conditions precedent set forth below. Each Notice of Borrowing and each Letter of Credit Request, and each issuance by Wang of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty that such conditions are satisfied.

                    (a) All representations and warranties contained in this Credit Agreement and the other Credit Documents shall be true and correct on and as of the date of such Notice of Borrowing or Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account, as if then made, other than representations and warranties that relate solely to an earlier date;

                    (b) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived or cured; and

                    (c) No event has occurred since March 31, 1996 which has had or is reasonably likely to have a Material Adverse Effect.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES


                    SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrowers represent and warrant as follows:

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




                    (a) ORGANIZATION AND QUALIFICATION. Wang and each consolidated Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except for those jurisdictions where the failure to qualify or be in good standing is not reasonably likely to result in a Material Adverse Effect. Schedule 6.1(a) lists all jurisdictions in which Wang and each Domestic Subsidiary, FSI and its Subsidiaries are qualified to do business as foreign corporations as of the Closing Date.

                    (b) AUTHORITY. Each Borrower and each other Credit Party has the requisite corporate power and authority to execute, deliver and perform each of the Credit Documents and INET Purchase Documents to which it is a party. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents has been or, prior to the execution and delivery thereof, will be taken. All corporate action necessary for the execution, delivery and performance of any of the INET Purchase Documents to which a Credit Party is a party has been taken.

                    (c) ENFORCEABILITY. This Credit Agreement is and, when executed and delivered, each other Credit Document and INET Purchase Document is and, when executed, and delivered, will be the legal, valid and binding obligation of the Borrowers or of any Credit Party which is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

                    (d) NO CONFLICT. The execution, delivery and performance of each Credit Document by the Borrowers or any other Credit Party does not, and the execution, delivery and performance by Wang of each INET Purchase Document to which it is a party will not, contravene (i) the Governing Documents of the Borrowers or any other Credit Party, or (ii) any Requirement of Law (including, without limitation, HSR and the other Acquisition Notification Laws) or (iii) any franchise, license, permit, indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound, in each case, other than those which are not reasonably likely to result in a Material Adverse Effect, and will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

                    (e) CONSENTS AND FILINGS. No material consent, authorization, approval or filing is required in connection with the execution, delivery and performance of this Credit Agreement, any Credit Document or any INET Purchase Document, or the continuing operations of Wang and any Subsidiary, except: (i) those that have been obtained or made; (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral; (iii) filings required under HSR or the other Acquisition Notification Laws; and (iv) in the case of the continuing operations of Wang and each Subsidiary, those the failure to obtain are not reasonably likely to have a Material Adverse Effect. All applicable waiting periods under HSR and the other Acquisition Notification Laws will have expired or been earlier terminated prior to the Closing Date.

                    (f) GOVERNMENT REGULATION. Neither of the Borrowers nor any other Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

                    (g) SOLVENCY. The fair saleable value of the assets of Wang and its Subsidiaries on a consolidated basis, WFI and its Subsidiaries on a consolidated basis, Dataserv and its Subsidiaries on a consolidated basis, Wang Canada and its Subsidiaries on a consolidated basis and INET and its Subsidiaries on a consolidated basis exceeds all their respective probable liabilities, including those to be incurred pursuant to this Credit Agreement, the other Credit Documents and the INET Purchase Documents. No Borrower and its Subsidiaries on a consolidated basis (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has incurred, or believes that it will incur, after giving effect to the transactions contemplated by this Credit Agreement, the other Credit Documents and the INET Purchase Agreement, debts beyond its ability to pay as such debts become due.

                    (h) RIGHTS IN COLLATERAL; PRIORITY OF LIENS. All property consisting of Collateral is owned or leased by the Borrowers or another Credit Party, free and clear of any and all Liens in favor of third parties, other than Liens permitted under Section 7.2(a), and to the extent such Collateral consists of real estate, the Borrowers or another Credit Party has good and marketable title in fee simple to such real estate. Upon the proper filing of the UCC financing statements, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first, prior and perfected Liens on the Collateral to the extent such Liens can be perfected by the filing of such financing statements.


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




                  (i)      FINANCIAL DATA.

                           (A) Wang has provided to the Agent and each of the
                  Lenders complete and accurate copies of annual audited Financial Statements for the fiscal year ended June 30, 1995, reported on by Ernst & Young LLP and unaudited Financial Statements for the fiscal period ended March 31, 1996. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective financial positions, results of operations and cash flows of Wang and its consolidated Subsidiaries for each of the periods covered. Neither Wang nor any of its consolidated Subsidiaries has any Contingent Obligation, or liability for taxes or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from March 31, 1996 to and including the Closing Date there has been no sale, transfer or other disposition by Wang or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person other than as part of the Acquired INET Stock) material in relation to the consolidated financial condition of Wang and its consolidated Subsidiaries at March 31, 1996, except for the acquisitions of Dataserv and WSSM. Since March 31, 1996, except as permitted under this Credit Agreement (a) there has been no change, occurrence, development or event which has had or is reasonably likely to have a Material Adverse Effect and
                  (b) no dividends or other returns of capital or other distributions have been declared, paid or made upon the capital stock of any Credit Party, except for dividends paid to Wang by its Subsidiaries, regularly scheduled dividends to holders of the Preferred Stock, dividends paid-in-kind and payments in respect of the InterCompany Convertible Instruments, nor has any of the capital stock of Wang been redeemed, retired, purchased or otherwise acquired for value by Wang or any of its Subsidiaries.

                           (B) INET has provided to the Agent and each of the
                  Lenders complete and accurate copies of annual audited balance sheet, statement of operations, statement of cash flows and statement of changes in shareholder's equity of INET and its consolidated Subsidiaries (the "INET FINANCIAL STATEMENTS") for the fiscal year ended December 31, 1995, reported on by KPMG Peat Marwick and unaudited INET Financial Statements for the fiscal period ended May 31, 1996. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position, results of operation and cash flows of INET for each of the periods covered and, with respect to the unaudited Financial Statements only, subject to normal year-end audit adjustments. INET does not have any Contingent Obligation, or liability for taxes or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from May 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by INET of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of INET at June 30, 1996.

                  (j) CASH FLOW STATEMENTS. The forecasted cash flow statements and other financial statements of Wang and its consolidated Subsidiaries on a consolidated basis dated July 24, 1996 for the fiscal years ended June 30, 1996, 1997, 1998 and 1999 delivered to the Agent and the Lenders in writing were prepared in good faith on the basis of assumptions which were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Borrower's best estimate of its and (in the case of Wang) its consolidated Subsidiaries' future financial performance. The forecasted statements described in this Section 6.1(j) should not be construed by the Agent or the Lenders as a guaranty of results or performance in the future.

                  (k) LOCATIONS OF OFFICES, RECORDS AND INVENTORY. As of the Closing Date, the address of the principal place of business and chief executive office of each Credit Party is set forth on Schedule 6.1(k). As of the Closing Date, the books and records of each Credit Party, and all of its chattel paper and records of Accounts, are maintained exclusively at the locations for such Credit Party set forth on such Schedule. As of the Closing Date, there is no jurisdiction in the United States or Canada in which any Credit Party has any Collateral (except for vehicles and Inventory in transit for processing or at customer sites) other than those jurisdictions with respect to such Credit Party identified on Schedule 6.1(k). A complete list of the legal name and address of each location in the United States or Canada at which any Credit Party's Inventory or Equipment with an aggregate book value in excess of $500,000 is located as of the Closing Date is set forth on Schedule 6.1(k). Schedule 6.1(k) indicates whether each location listed thereon is leased or owned by such Credit Party on the Closing Date and whether each such location is a Material Location on the Closing Date. None of the receipts received and to be received by any Credit Party from any warehouseman state that any Credit Party's Inventory or Equipment covered thereby is to be delivered to bearer.

                    (l) SUBSIDIARIES; OWNERSHIP OF STOCK. As of the Closing Date, the only direct or indirect Subsidiaries of Wang are those listed on
Schedule 6.1(l)(i). As of the Closing Date, Wang or a Subsidiary is the record and beneficial owner of all of the shares of capital stock of each of the Subsidiaries listed on Schedule 6.1(l)(ii), except for director's qualifying shares. Except as set forth on Schedule 6.1(l)(iii), as of the Closing Date there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by Wang are owned by Wang free and clear of any Liens, other than Liens granted to the Collateral Agent for the benefit of the Lenders under the Collateral Documents.

                    (m) NO JUDGMENTS OR LITIGATION. Except as set forth on
Schedule 6.1(m), no judgments, orders, writs or decrees are outstanding against Wang or any of its consolidated Subsidiaries nor is there now pending or, to the best of Wang's knowledge after diligent inquiry, threatened in writing any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against Wang or any of its consolidated Subsidiaries that (i) individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Credit Agreement, any Note, any other Credit Document or any of the INET Purchase Documents or the consummation of the transactions contemplated hereby or thereby.

                    (n) LICENSES AND PERMITS. Except with respect to environmental matters described in Section 6.1(t), each of the Credit Parties and Material Foreign Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted except where it is not reasonably likely to have a Material Adverse Effect.

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




                    (o) NO DEFAULTS. After giving effect to the closing of the INET Purchase Agreement and the other transactions contemplated herein, neither Wang nor any of its Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The Borrowers know of no dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                    (p) LABOR MATTERS. Schedule 6.1(p) accurately sets forth all collective bargaining agreements or other agreements with labor organizations to which the Credit Parties or any of the Material Foreign Subsidiaries is a party as of the Closing Date, and their dates of expiration. There are no existing or, to the best of the Borrowers' knowledge after diligent inquiry, threatened strikes, lockouts or other disputes relating to any collective bargaining or other agreements with labor organizations to which Wang or any of its Subsidiaries is a party which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                    (q) COMPLIANCE WITH LAW. Neither Wang nor any of its Subsidiaries has violated or failed to comply with any Requirement of Law, including without limitation ERISA, HSR, the other Acquisition Notification Laws and Environmental Laws which violation or failure to comply, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The transactions contemplated by the INET Purchase Agreement have been consummated in accordance with all applicable laws except where the failure to do so is not reasonably likely to have a Material Adverse Effect.

                    (r) ERISA; PENSION PLANS.

                    (i) As of the Closing Date, none of Wang, any of its Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan, other than those listed on Schedule 6.1(r).

                   (ii) Wang, each of its Subsidiaries and each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code).

                  (iii) No Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event other than any Termination Event described in clause (ii) or (vi) of the definition of Termination Event that is not reasonably likely to have a Material Adverse Effect.

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



                   (iv) None of Wang or its Subsidiaries or any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

                    (v) Wang, each of its Subsidiaries and each ERISA Affiliate are in material compliance in all respects with any applicable provisions of ERISA with respect to all Plans. Since June 30, 1995, there has been no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code (a "PROHIBITED TRANSACTION") with respect to any Plan or, to the best knowledge of the Borrowers, with respect to any Multiemployer Plan, which, in either such case, is reasonably likely to result in any material liability to Wang, its Subsidiaries or any other ERISA Affiliates. Wang, its Subsidiaries and each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, Wang, its Subsidiaries and each ERISA Affiliate have not incurred any liability to the PBGC (other than required premium payments) and, except as set forth on Schedule 6.1(r), have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                   (vi) To the Borrowers' best knowledge, each Multiemployer Plan is able to pay benefits when due.

                  (vii) As of the Closing Date, neither Wang, its Subsidiaries nor any ERISA Affiliate has instituted or, except as set forth on
         Schedule 6.1(r), intends to institute proceedings to terminate any Benefit Plan.

                  (viii) As of the Closing Date, except as set forth on Schedule 6.1(r), the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan which is subject to Title IV of ERISA, determined on either an accumulated or projected benefit obligation basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                   (ix) Neither Wang, its Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

                    (x) To the extent that any Plan is insured, Wang, its Subsidiaries and all ERISA Affiliates have paid when due all

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




         premiums required to be paid for all periods through and including the Closing Date.

                   (xi) All pension plans maintained by Wang Canada are fully funded on an on-going and termination basis.

                    (s) BUSINESS AND PROPERTIES. Neither the business nor the properties of Wang or any Subsidiary is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which is reasonably likely to have a Material Adverse Effect.

                    (t) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on Schedule 6.1(t), (i) neither Wang nor any of its Subsidiaries is the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Laws, or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (ii) neither Wang nor any of its Subsidiaries has filed or received any notice under any Environmental Laws concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by Wang or any of its Subsidiaries, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of Wang or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and
(iii) neither Wang nor any of its Subsidiaries has knowledge of any contingent liability for any release of any Hazardous Materials, in each case which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                    (u) REAL PROPERTY. As of the Closing Date, except as set forth on Schedule 6.1(u), no Credit Party either owns or leases any real property.

                    (v) MATERIAL CONTRACTS. As of the Closing Date, set forth on
Schedule 6.1(v) is a complete and accurate list of all Material Contracts to which Wang or any of its Subsidiaries is a party, showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by Wang and each Subsidiary that is a party thereto, and, to the Borrowers' best knowledge, each other party thereto. Except as described on Schedule 6.1(v), none of the Material Contracts contains any burdensome restrictions on Wang or any of its Subsidiaries or any of their respective properties, and each Material Contract is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under such contract by any party thereto which is reasonably likely to have a Material Adverse Effect.

                    (w) INTELLECTUAL PROPERTY. As of the Closing Date, set forth on Schedule 6.1(w) hereto is a complete and accurate list of all patents, registered trademarks, trade names, registered service marks and registered copyrights, and all applications therefor and material licenses thereof, of each Credit Party, showing with regard to the registrations and applications the jurisdiction in which registered or applied for, the registration or application number, the date of registration (if any) and any expiration or application date. Each of Wang and its Subsidiaries owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary for the operation of its business as presently conducted or presently proposed to be conducted and which, if not obtained or held, is reasonably likely to have a Material Adverse Effect. Except as set forth on
Schedule 6.1(w) hereto, to the best of the Borrowers' knowledge, neither Wang nor any of its Subsidiaries has infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or employment of any product, process, method, substance, part or other material presently contemplated to be sold or employed, where such sale or employment is reasonably likely to have a Material Adverse Effect on such Credit Party and no claim or litigation is pending, or to the best of the Borrowers' knowledge, threatened in writing against any Credit Party that contests its right to sell or use any such product, process, method, substance, part or other material which claim or litigation is reasonably likely to have a Material Adverse Effect.

                    (x) TAXES AND TAX RETURNS.

                    (i) Wang and each of its consolidated Subsidiaries has properly completed and timely filed all income tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP or other applicable accounting standards in the relevant jurisdictions.

                   (ii) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and neither Wang

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




         nor any of its consolidated Subsidiaries has any material liability for taxes in excess of the amounts so paid or reserves so established.

                  (iii) Except as set forth on Schedule 6.1(x), no deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against Wang or any of its consolidated Subsidiaries and no tax Liens other than liens for current taxes not yet due or those being contested in good faith have been filed. There are no pending or threatened (in writing) audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which is reasonably likely to result in a material additional liability for taxes. Either the federal income tax returns of Wang have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of Wang ended June 30, 1991.

                   (iv) Neither Wang nor any of its Subsidiaries is a party to or has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes except as set forth on
         Schedule 6.1(x).

                    (y) CORPORATE AND TRADE NAME. Except as set forth on
Schedule 6.1(y), during the past five years, as of the Closing Date no Credit Party has been known by or used any other corporate or fictitious name.

                    (z) TITLE TO PROPERTY. Each of Wang and its Restricted Subsidiaries has (i) good and marketable fee simple title to or valid leasehold interests in all of its real property and (ii) subject to the terms of the Intellectual Property Security Agreement, good and marketable title to all of its other property (including, in each case, all real and other property in each case as reflected in the Financial Statements delivered to the Agent hereunder), other than properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of Wang and its Subsidiaries, and in each case subject to no Liens other than those Liens that are permitted by
Section 7.2(a).

                   (aa) ACCURACY AND COMPLETENESS OF INFORMATION. All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of Wang or any of its Subsidiaries in writing to the Agent or any Lender for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be, to

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




the best knowledge of the Borrowers, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. Since June 30, 1995, there are no facts now known to any officer of the Borrowers which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and which have not been set forth herein, in the Financial Statements, or any certificate, opinion or other written statement made or furnished by the Borrowers to the Agent.

                   (ab) AFFILIATE TRANSACTIONS. As of the Closing Date, except as set forth on Schedule 6.1(ab), neither Wang nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Wang or any Subsidiary is a party except (i) consistent with past practices in the ordinary course of and pursuant to the reasonable requirements of Wang's or such Subsidiary's business or (ii) upon fair and reasonable terms no less favorable to Wang and such Subsidiary than it could obtain in a comparable arm'slength transaction with an unaffiliated Person.

                   (ac) NO OTHER INDEBTEDNESS. After giving effect to the closing of this Credit Agreement, the INET Purchase Agreement and the transactions contemplated hereby and thereby, neither Wang nor any of its Restricted Subsidiaries has any Indebtedness other than Indebtedness that is permitted under Section 7.2(b).

                   (ad) FOREIGN SUBSIDIARIES. A complete list of all Foreign Subsidiaries and Material Foreign Subsidiaries on the Closing Date is set forth on Schedule 6.1(ad).

                   (ae) ASSIGNMENT OF CLAIMS ACT. Set forth on Schedule 6.1(ae) hereto is a complete and accurate list of all effective assignments made with respect to any of the Accounts of INET under the Assignment of Claims Act of 1940, as amended (31 U.S.C. [Sections] 3727 et seq.).

                   (af) SURVIVAL OF REPRESENTATIONS. All representations made by the Borrowers in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith

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



shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby.


                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS


                    SECTION 7.1. AFFIRMATIVE COVENANTS. Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

                    (a) FINANCIAL REPORTING. Wang shall timely deliver to each Lender the following information:

                    (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, but (except with respect to the "Management Letter" referred to in clause
         (C)) not later than 90 days after each fiscal year end, beginning with the fiscal year ending June 30, 1996: (A) Wang's annual audited Financial Statements; (B) a comparison in reasonable detail to the prior year audited Financial Statements; (C) the Auditors' unqualified opinion, "Management Letter" and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (D) a narrative discussion of Wang's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such fiscal year, prepared by an Authorized Officer; and (E) a compliance certificate substantially in the form of Exhibit M (the "Compliance Certificate") with an attached schedule of calculations demonstrating compliance with the Article VII financial covenants. To the extent that Wang's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept Wang's Form 10-K in lieu of such items.

                   (ii) PROJECTIONS. Not later than 90 days after each fiscal year end, beginning with the fiscal year ended June 30, 1997, projections of Wang's financial condition and results of operations for the next three years prepared in good faith and based upon reasonable assumptions, containing projected balance sheets, statements of operations, statements of cash flows on a quarterly basis for the first year and on an annual basis for the last two years (each prepared consistent with Wang's historical practices and in form and substance acceptable to the Agent). The projections provided pursuant to this
         Section 7.1(a)(ii) will not be construed by the Agent or the Lenders as a guaranty of results or performance in the future.

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




                  (iii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of Wang, beginning with the fiscal quarter ending September 30, 1996: (A) Wang's Financial Statements as of the fiscal quarter then ended, and for the fiscal year to date; (B) the certification of an Authorized Officer that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (C) a narrative discussion of Wang's consolidated financial condition and results of operations and the consolidated liquidity and capital resources for such fiscal quarter and fiscal year to date, prepared by an Authorized Officer; and (D) a Compliance Certificate signed by an Authorized Officer with an attached schedule of calculations demonstrating compliance with the Article VII financial covenants. To the extent that Wang's quarterly report on Form 10-Q contains any of the foregoing, the Lenders will accept Wang's Form 10-Q in lieu of such items.

                   (iv) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than thirty (30) days after the end of each of the months of July, August, October, November, January, February, April and May, forty-five (45) days after the end of the months of September, December and March and sixty (60) days after the end of the month of June, commencing with the month of July, 1996: (A) a consolidating balance sheet for Wang as at the end of such month and for the fiscal year to date and consolidating statements of operations for such month and for the fiscal year to date; (B) a certification by an Authorized Officer that such balance sheet and statement of operations have been prepared in accordance with GAAP (subject to year-end audit adjustments); and
         (C) a Compliance Certificate signed by an Authorized Officer with an attached schedule of calculations demonstrating compliance with the
         Article VII financial covenants.

                    (v) QUARTERLY COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of Wang, commencing with the fiscal quarter ended September 30, 1996, and 90 days after the end of each fiscal year of Wang, commencing with the fiscal year ended June 30, 1997 a comparison of actual results of operations, cash flow and capital expenditures for Wang and its consolidated Subsidiaries for such period and for the period from the beginning of the current fiscal year through the end of such period with amounts previously projected for those periods and with actual results for corresponding periods in the previous fiscal year.

                   (vi) PUBLIC FILINGS. As soon as available, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by Wang to its stockholders generally or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

                  (vii) INTERIM COMPLIANCE CERTIFICATES. Within three Business Days prior to making any payment or distribution, directly or indirectly, on account of any Subordinated Note, (A) a certificate signed by an Authorized Officer certifying that no Default or Event of Default has occurred and is continuing or would result from making such payment or distribution and (B) Compliance Certificate signed by an Authorized Officer with an attached schedule of calculations demonstrating compliance with the Article VII financial covenants as calculated through the last day of the most recently ended fiscal quarter for which sufficient information is available to make such a determination.

                    (b) COLLATERAL REPORTING. Wang shall timely deliver to the Agent the following certificates and reports:

                    (i) BORROWING BASE CERTIFICATES. Monthly, within ten (10) Business Days after the last Business Day of each month, and at any other time requested by the Agent, a borrowing base certificate (the "BORROWING BASE CERTIFICATE"), which shall be: (A) completed substantially in the form of Exhibit B, detailing the Borrowers' Eligible Accounts Receivable as of the last day of the preceding month;
         (B) prepared by or under the supervision of an Authorized Officer and certified by such officer; and (C) attached to such additional schedules and other information as the Agent may reasonably request.

                   (ii) FURTHER ASSURANCES. When reasonably requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of Wang or any of its Subsidiaries.

                    (c) NOTIFICATION REQUIREMENTS. Wang shall timely give the Agent and each of the Lenders the following notices:

                    (i) NOTICE OF DEFAULTS. Promptly, and in any event within five (5) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of an Authorized Officer specifying the nature thereof and Wang's proposed response thereto, each in reasonable detail.

                   (ii) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within ten (10) Business Days after Wang becomes

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



         aware of (A) any proceeding being instituted or threatened to be instituted by or against a Credit Party, a Domestic Subsidiary or any Material Foreign Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum in excess of $5,000,000, (B) any order, judgment or decree in excess of $5,000,000 being entered against a Credit Party, a Domestic Subsidiary or any Material Foreign Subsidiary or any of their respective properties or assets or (C) any actual or prospective change, development or event which has had or is reasonably likely to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by Wang or any such Subsidiary.

                (iii)      ERISA NOTICES.

                           (A) Promptly, and in any event within ten (10)
                  Business Days after Wang, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief executive officer, president or vice president-finance of Wang describing such Termination Event and any action that is being taken with respect thereto by Wang, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC. Wang, such Subsidiary and the ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor;

                           (B) promptly, and in any event within ten (10)
                  Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Wang, any of its Subsidiaries or any ERISA Affiliate with respect to such request;

                           (C) promptly, and in any event within three (3)
                  Business Days after receipt by Wang, any of its Subsidiaries or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                           (D) promptly, and in any event within three (3)
                  Business Days after Wang, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any of the following have occurred, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                    (1) any Prohibited Transaction which could
                           subject the Borrowers or any ERISA Affiliate to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, or any trust created thereunder,

                                    (2) any cessation of operations (by the
                           Borrowers or any ERISA Affiliate) at a facility in the circumstances described in Section 4063(e) of ERISA,

                                    (3) a failure by the Borrowers or any ERISA
                           Affiliate to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                                    (4) the adoption of an amendment to a Plan
                           requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                    (5) any change in the actuarial assumptions
                           or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions;

                           (E) promptly upon the request of the Agent or any
                  Lender, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrowers or any ERISA Affiliate, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrowers or any ERISA Affiliate in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each such Plan; and

                           (F) Promptly upon the filing thereof, copies of any
                  Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                 (iv) MATERIAL CONTRACTS. Promptly upon disclosing the same in accordance with the securities laws of the United

         States, written notice with respect to any Material Contract of the Borrowers or any of their Subsidiaries, together with a written statement describing such event, and an explanation of any actions being taken with respect thereto.

                    (v) COLLATERAL MATTERS. Written notice to the Agent of any change in the location of Inventory and Equipment having an aggregate book value in excess of $500,000 or the location of the chief executive office or place of business of any Credit Party from the locations specified in Schedule 6.1(k) not later than two Business Days following such change. Not later than ten (10) Business Days following any such change, Wang shall cause to be executed and delivered to the Agent any financing statements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

                    (d) CORPORATE EXISTENCE. Except as permitted by Sections 7.1(p), 7.2(c) and (d), Wang shall, and shall cause each of its Restricted Subsidiaries to, (i) maintain its corporate existence (except for the transactions permitted under Section 7.2(c), provided the Agent receives two (2) Business Days prior written notice thereof), (ii) maintain in full force and effect, except where Wang determines in its reasonable judgment that such maintenance is no longer necessary, all material licenses, bonds, franchises, leases, trademarks and qualifications to do business except where the failure to do so is not reasonably likely to have a Material Adverse Effect, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of their businesses, and (iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them.

                    (e) BOOKS AND RECORDS; INSPECTIONS. Wang agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Borrowers agree that the Agent or its agents may enter upon their premises or any of the Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all on and after the occurrence of an Event of Default, and which has not otherwise been waived by the Agent or cured, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the Borrowers' expense) any and all records pertaining thereto, and
(iii) discussing the affairs, finances and business of the Borrowers with any officers, employees and directors of the Borrowers or with the Auditors.

G

                    (f) INSURANCE. Wang agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on its assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Collateral Agent as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Collateral Agent's interest in the Collateral and to any payments to be made under such policies.

                    (g) CASUALTY LOSS. Wang shall provide written notice to the Agent and the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by any Credit Party is (i) damaged or destroyed, or suffers any material loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution to the fair market value of the damaged asset is in excess of $1,000,000 (collectively, a "CASUALTY LOSS"). Wang shall, and shall cause each other Credit Party to, diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss.

                    (h) TAXES. Wang agrees to pay, when due (including by extension), and to cause each of its Subsidiaries to pay, when due (including by extension), all taxes and other amounts set forth in Section 6.1(x)(ii) lawfully levied or assessed against Wang, any of its Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; PROVIDED, HOWEVER, that, unless such taxes have become a federal, state, local, foreign tax or ERISA Lien on any of the assets of Wang or any of its Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP or other applicable standards in foreign jurisdictions.

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




                    (i) COMPLIANCE WITH LAWS. Other than with respect to environmental matters covered by Section 7.1(n), Wang agrees to comply, and to cause each of its Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless the Borrowers or such Subsidiary contest any such Requirements of Law in a reasonable manner and in good faith or where the failure to comply is not reasonably likely to have a Material Adverse Effect.

                    (j) USE OF PROCEEDS. The Revolving Loans and Letters of Credit made to the Borrowers hereunder shall be used by the Borrowers (i) to refinance the Indebtedness owed by Wang and its Subsidiaries under the Existing Credit Agreement, (ii) to refinance the Indebtedness owed by INET and its Subsidiaries under the Existing INET Loan Facility, (iii) for the Borrowers' general corporate purposes and (iv) to finance a portion of the purchase price payable by Wang pursuant to the INET Purchase Agreement. The Borrowers shall not use any portion of the proceeds of any Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

                    (k) FISCAL YEAR. Wang agrees to maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending June 30, except that (x) Wang de Mexico S.A. de C.V. may end its fiscal year on December 31 and (y) Wang and its Subsidiaries may change its fiscal year with the prior written consent of the Agent (not to be unreasonably withheld).

                    (l) MAINTENANCE OF PROPERTY. Except as permitted by Section 7.1(d), Wang agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any material waste with respect to any of their properties except to the extent failure to do so is not reasonably likely to result in a Material Adverse Effect.

                    (m) ERISA DOCUMENTS. The Borrowers will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Wang or its Subsidiaries;

(ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrowers or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to the Borrowers or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) information relating to the aggregate amount of the most recent annual payments made to former employees of the Borrowers or any ERISA Affiliate under any Retiree Health Plan.

                    (n) ENVIRONMENTAL AND OTHER MATTERS.

                    (i) Wang shall, and shall cause each of its Subsidiaries to, conduct its business so as to comply in all material respects with all applicable Environmental Laws, in all jurisdictions in which any of them is doing business, including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, except to the extent that Wang or any of the Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof; PROVIDED, FURTHER, that Wang and each of the Subsidiaries shall comply in all material respects with the applicable order of any court or other governmental agency relating to such Environmental Laws unless Wang or the Subsidiaries shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If Wang or any of the Subsidiaries shall (A) receive written notice that any material violation of any federal, state or local Environmental Law may have been committed or is about to be committed by Wang or any of the Subsidiaries, (B) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against Wang or any of the Subsidiaries alleging material violations of any federal, state or local Environmental Law, or requiring Wang or any of the Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (C) receive any written notice from a federal, state, or local governmental agency or private party alleging that Wang or any of the Subsidiaries may be liable or responsible for material costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, Wang shall provide the Agent and the Lenders with a copy of such notice within ten (10) days after the receipt thereof by the Borrowers or any of the Subsidiaries. Within ten (10) days after the Borrowers learn of the enactment or promulgation of any federal, state or local Environmental Law, which is reasonably likely to have a Material Adverse Effect, Wang shall provide the Agent and the Lenders with notice thereof. The Borrowers shall promptly take all reasonable actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Agent, Wang shall provide the Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request.

                   (ii) For purposes of this Section 7.1(n), "material" means any noncompliance or basis of liability that is reasonably likely to subject Wang or any of its Subsidiaries to liability in excess of $10,000,000.

                    (o) SECURITY INTERESTS. Wang will defend, and will cause each other Credit Party to defend, the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, other than claims relating to Liens permitted by the Credit Documents. Wang agrees to comply, and will cause each other Credit Party to comply, with the requirements of all provincial, state and federal laws in order to grant to the Lenders valid and perfected first security interests in the Collateral.

                    (p) PATENTS AND TRADEMARKS. Wang shall do or cause to be done all things necessary to preserve and keep in full force and effect all of its and its Restricted Subsidiaries' material patents and applications and registrations and applications of trademarks, service marks and other marks, trade names (other than the "Bull" tradename) or other similar registered property except (i) as otherwise permitted pursuant to the Intellectual Property Security Agreement or (ii) those the failure to preserve and keep in full force and effect is not reasonably likely to have a Material Adverse Effect.

                    (q) FURTHER ASSURANCES. Wang shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent for the benefit of the Lenders on the Collateral.

                    (r) COLLATERAL ACCESS AGREEMENTS. Wang shall use its reasonable best efforts (which shall not require a substantial expenditure of funds) to deliver to the Agent a Collateral Access Agreement with respect to each Material Location in existence on the Closing Date, duly executed by the landlord of such Material Location and the applicable Credit Party. Prior to the date on which any other location listed on Schedule 6.1(k) becomes a Material Location, Wang shall use its reasonable best efforts (which shall not require a substantial expenditure of funds) to deliver to the Agent a Collateral Access Agreement with respect to each such location, duly executed by the landlord of such location and the applicable Credit Party.

                    (s) PLEDGE OF STOCK IN FOREIGN SUBSIDIARIES.

                    (i) Promptly upon receipt by Wang of a written notice from the Agent stating that the Agent has determined, in its reasonable judgment, that there exists a Foreign Subsidiary not listed on Schedule 6.1(ad) that is material, Wang shall, or shall cause its Subsidiaries (other than its Foreign Subsidiaries) to, pledge to the Collateral Agent for the ratable benefit of the Lenders all of the issued and outstanding shares of capital stock of such Foreign Subsidiary pursuant to documentation in form and substance satisfactory to the Agent, and Wang shall take, and shall cause each of such Subsidiaries to take, all such actions and execute all such further documents and instruments as the Agent reasonably determines in its sole discretion to be necessary or desirable to perfect, protect or enforce the Liens (and the priority status thereof) of the Collateral Agent for the benefit of the Lenders on the shares of stock in each such Foreign Subsidiary, including without limitation, the delivery to the Agent of opinions of Wang's counsel with respect to each such Foreign Subsidiary in form and substance satisfactory to the Agent, and Schedule 6.1(ad) shall be deemed to be amended to add such Foreign Subsidiary thereto.

                   (ii) As soon as practicable after the Closing Date, but in any event within sixty (60) days after the Closing Date, Wang shall take all such actions and execute all such further documents and instruments as the Collateral Agent reasonably determines in its sole discretion to be necessary or desirable to perfect, protect or enforce the Liens (and the priority status thereof) of the Collateral Agent for the benefit of the Lenders on the shares of stock in each Material Foreign Subsidiary, including without limitation, the delivery to the Collateral Agent of an opinion of counsel to Wang with respect to each such Foreign Subsidiary in form and substance satisfactory to the Collateral Agent. If the Agent determines in its reasonable judgment that Wang is making good faith efforts to deliver the documents and instruments referred to in the immediately preceding sentence, Wang shall have additional time to deliver such documents and instruments as notified in writing by the Agent.

                    (t) CASH MANAGEMENT AGREEMENTS.

                    (i) Not later than one hundred twenty (120) days after the Closing Date, Dataserv shall cause to be delivered to the Collateral Agent a Lockbox Agreement, duly executed by Dataserv and a Lockbox Bank.

                   (ii) Not later than forty-five (45) days after the Closing Date, Wang shall cause to be delivered to the Collateral Agent duly executed amendments to all of the agreements set forth on Schedule 7.1(t), which amendments shall name BT Commercial Corporation as the Collateral Agent and shall otherwise be in form and substance satisfactory to the Collateral Agent. If the Agent determines in its reasonable judgment that Wang is making good faith efforts to deliver the documents and instruments referred to in the immediately preceding sentence, Wang shall have additional time to deliver such documents and instruments as notified in writing by the Agent.

                    SECTION 7.2. NEGATIVE COVENANTS. Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

                    (a) LIENS, ETC. Wang will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly at any time create, incur, assume or suffer to exist any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts) whether now owned or hereafter acquired, except:

                    (i) Liens created by the Collateral Documents;

                   (ii) Permitted Liens on the properties of Wang and its Restricted Subsidiaries;

                  (iii) the Liens on the properties of Wang and its Restricted Subsidiaries existing on the date hereof and described on Schedule 7.2(a);

                   (iv) Purchase Money Liens;

                    (v) cash deposits for bids and other performance obligations under contracts entered into by Wang and its Restricted Subsidiaries in the ordinary course of business;

                   (vi) the replacement, extension or renewal of any Lien permitted by clauses (i) through (v) above, (vii) and (viii) below upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

                  (vii) Liens securing Indebtedness under capital leases permitted under Section 7.2(b)(xiii); PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the assets leased under such leases; and

                 (viii) leases or subleases of real estate (other than the real estate upon which Agent is granted a mortgage) granted by Wang or a Restricted Subsidiary to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of such Person and cash security deposits made pursuant to real estate leases in customary amounts.

                    (b) INDEBTEDNESS. Wang will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist, any Indebtedness other than:

                    (i) Indebtedness under the Credit Documents;

                   (ii) Indebtedness secured by Liens permitted by Section 7.2(a)(ii);

                  (iii) the Existing Indebtedness and any refinancings, extensions and replacements thereof, if on terms no less favorable to the borrower thereof, the Agent and the Lenders, as determined by the Agent in its reasonable discretion, than the Existing Indebtedness;

                   (iv) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of Wang and the Restricted Subsidiaries;

                    (v) (A) Unsecured Indebtedness incurred after the date hereof owing by Wang to a Subsidiary and (B) upon prior written notice to the Agent, unsecured Indebtedness owing by Wang to a Foreign Subsidiary, the proceeds of which are used to pay a portion of the purchase price payable under the INET Purchase Agreement; PROVIDED that
         (1) such Indebtedness shall not bear interest at a rate per annum in excess of the Prescribed IRS Rate and (2) such Indebtedness is evidenced by one or more promissory notes subordinated to the payment of the Obligations and otherwise in form and substance satisfactory to the Agent (it being understood that Wang may not pay principal and interest on such Indebtedness if a

         Default or an Event of Default has occurred and is continuing or would result therefrom);

                   (vi) each Subordinated Note and, any refinancings, extensions and replacements thereof, if on terms no less favorable to Wang, the Agent and the Lenders as determined by the Agent in its reasonable discretion, than such Subordinated Note;

                  (vii) Indebtedness of Wang and the Restricted Subsidiaries under Interest Rate Agreements entered into the ordinary course of business and in form and substance satisfactory to the Agent;

                 (viii) Indebtedness owing by one Borrower to another Borrower; PROVIDED that (A) such Indebtedness is used only for general working capital purposes if such Indebtedness is owing to Wang, (B) such Indebtedness is evidenced by one or more promissory notes subordinated to the payment of the Obligations and otherwise in form and substance satisfactory to the Agent, (C) such promissory notes are pledged to the Collateral Agent for the ratable benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Collateral Agent and (D) such notes are delivered to the Collateral Agent with note powers executed in blank;

                   (ix) Contingent Obligations of Wang in an aggregate amount not to exceed $30,000,000 at any time which Contingent Obligations are incurred by Wang solely to the extent required to capitalize a Foreign Subsidiary under the laws in which such Foreign Subsidiary is organized; PROVIDED, HOWEVER, that any payments (in cash, property or otherwise) made by Wang in respect of any such Contingent Obligation shall only be permitted to the extent they are otherwise permitted under Section 7.2(e)(vii)(E);

                    (x) Indebtedness constituting Investments otherwise permitted by Sections 7.2(e)(vii) and (xiv);

                   (xi) with the consent of the Majority Lenders other Indebtedness subordinated to payment of the Obligations in amounts and on terms and conditions acceptable to Majority Lenders provided that this clause (xi) shall not be deemed to be a consent by the Lenders to permit any such Indebtedness;

                  (xii) Indebtedness of Wang and the Restricted Subsidiaries secured by purchase money liens on assets acquired after the date of this Credit Agreement ("PURCHASE MONEY LIENS"), PROVIDED that the sum of the aggregate amount of Indebtedness outstanding at any time under this Section 7.2(b)(xii), Section 7.2(b)(xiii) and Section 7.2(b)(xiv) shall not exceed $20,000,000 (such amount, the "INDEBTEDNESS BASKET"). Each Purchase Money Lien shall attach only to the property to be acquired, a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $1,000,000, and the Indebtedness incurred shall not exceed one hundred percent (100%) of the purchase price of the assets purchased;

                  (xiii) Indebtedness of Wang and the Restricted Subsidiaries under capital leases, PROVIDED that the sum of the aggregate amount of Indebtedness outstanding at any time under Section 7.2(b)(xii), this
         Section 7.2(b)(xiii) and Section 7.2(b)(xiv) shall not exceed the Indebtedness Basket;

                  (xiv) Indebtedness of Wang and its Restricted Subsidiaries other than Indebtedness permitted under Sections 7.2(b)(i) through
         (xiii), PROVIDED that the sum of the aggregate amount of Indebtedness at any time outstanding under Section 7.2(b)(xii), Section 7.2(b)(xiii) and this Section 7.2(b)(xiv) shall not exceed the Indebtedness Basket.

                     (c) CORPORATE CHANGES, ETC. Wang will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, at any time merge, amalgamate or consolidate, or liquidate or dissolve itself (or suffer any liquidation or dissolution), except for (i) the merger, consolidation or liquidation of any such Subsidiary with and into Wang (provided Wang shall be the surviving corporation) and (ii) the merger, consolidation, liquidation or (in the case of a Subsidiary organized under the laws of Canada or any province thereof) amalgamation of any such Subsidiary with and into another Subsidiary (provided a Credit Party shall be the surviving corporation in any merger or amalgamation involving such Credit Party and another Subsidiary that is not a Credit Party).

                    (d) SALES, ETC. OF ASSETS. Wang will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, at any time sell, lease, transfer or otherwise dispose of any assets (including contract rights), or grant any option or other right to purchase, lease or otherwise acquire any assets (including contract rights), except

                        (i) sales of Inventory (including the transfer of source
                    code or object code and related documentation into or out of industry standard escrow arrangements), and obsolete assets in the ordinary course of business;

                       (ii) the licensing of intellectual property;

                                (iii) such dispositions of intellectual property
                  as occur in the normal course of business and which are not, either individually or in the aggregate, reasonably likely to result in a Material Adverse Effect;

                                 (iv) the assets listed on Schedule 7.2(d);

                                  (v) the sale of any other assets of the
                  Restricted Subsidiaries having an aggregate sale price or transaction value not to exceed $20,000,000 in any fiscal year, PROVIDED that in the case of the sale of such assets and the sale of assets listed on Schedule 7.2(d), (A) such sales are for fair value and (B) at least seventy-five percent (75%) of the aggregate consideration is paid in full in cash at the time of sale and is used to repay the outstanding Revolving Loans;

                                 (vi) so long as no Event of Default shall occur
                  and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the immediately preceding clauses (i) through (v);

                                (vii) the sales and leasebacks permitted by
                  Section 7.2(m); and

                               (viii) transfers of assets into Restricted
                  Subsidiaries provided that the transfers do not impair the Liens held by the Agent on the assets transferred, the assets are not part of the Borrowing Base and, in the reasonable judgment of the Agent, the assets have an immaterial value.

                  (e) INVESTMENTS IN OTHER PERSONS. Wang will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than:

                                  (i) Investments in Cash Equivalents;

                                 (ii) Loans and advances made by a Borrower or
                  such Subsidiary after the Closing Date in the ordinary course of business and consistent with past practice (A) to employees of such Person and (B) for travel, entertainment and relocation expenses of employees of such Person in the ordinary course of business;

                                (iii) the endorsement of instruments for
                  collection or deposit in the ordinary course of business;

                                 (iv) Investments to acquire the Acquired INET
                  Stock;

                                  (v) stock or obligations issued to a Credit
                  Party or any Restricted Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Credit Party or Restricted Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to the Agent, upon the Agent's request, together with such stock power, assignment or endorsement by such Credit Party as the Agent may request;

                                 (vi) Investments in existence on the date here
                  of and described on Schedule 7.2(e)(vi);

                                (vii) loans, investments and advances from Wang

                                   (A) to its consolidated Subsidiaries in
                  existence as of the date hereof as described on Schedule 7.2(e)(vii) (the "SCHEDULED INVESTMENTS") and subject to compliance with Sections 7.2(b)(ix) and (x) and the other provisions of this Credit Agreement, any refinancings, extensions and replacements of the Scheduled Investments on terms no less favorable to Wang, the Agent and the Lenders, as determined by the Agent in its reasonable discretion, than the Scheduled Investments;

                                   (B) to certain Subsidiaries as provided under
                  Article VI(C) of the Reorganization Plan with respect to InterCompany Convertible Instruments; provided that Wang may make cash payments on such certificates in amounts equal to
                  (i) the redemption value of $1,000 for each unit of Intercompany Convertible Instrument and (ii) the amount by which the market value of shares into which InterCompany Convertible Instruments are convertible on the date that the holders thereof request conversion exceeds the realized value of such shares on the date that the shares are actually sold by the holders thereof. If Wang makes any such cash payments, it shall immediately pay to the Agent as a prepayment under
                  Section 2.9 an amount equal to such cash payments as a permanent and automatic reduction of the Line of Credit;

                                   (C) to certain Subsidiaries in amounts
                  reasonably consistent with the amounts listed next to each

                  Subsidiary's name on Schedule 7.2(e)(vii) and in an aggregate amount not to exceed the amount specified therefor in the forecasts of Wang referred to in Section 6.1(j) in connection with the incorporation of the Bull Acquired Assets into Wang's existing lines of business and otherwise in a manner consistent with such business plan;

                           (D) after the Closing Date, to Wang Software, WSSM,
                  Wang Nihon Wang K.K., OGIC, S.A. and Wang France S.A. solely for the purpose of conducting research and development that otherwise, consistent with past practice, would be conducted by Wang in the ordinary course of Wang's business;

                           (E) to its Foreign Subsidiaries and its
                  unconsolidated Affiliates in an aggregate amount outstanding at any time not to exceed $10,000,000, it being understood that, so long as no Default or Event of Default has occurred and is continuing, the amount of all indebtedness incurred under Section 7.2(b)(v)(B) and the amount of all cash received by Wang after the Closing Date from any Foreign Subsidiaries or any of such unconsolidated foreign Affiliates as returns of capital, dividends and loans permitted hereunder shall be deemed to reduce the amount of loans, advances and investments outstanding under this Section 7.2(e)(vii)(E); and

                           (F) permitted as Asset Sales pursuant to Section
                  7.2(d)(viii).

                        (viii) so long as no Default or Event of Default has
                  occurred and is continuing or would result therefrom Permitted
                  Acquisitions in an aggregate amount not to exceed the amount
                  (the "BASE INVESTMENT AMOUNT") per annum set forth below:

                     Fiscal Year Ended                                Amount
                     -----------------                                ------

                  June 30, 1997                                    $20,000,000

                  June 30, 1998                                    $25,000,000

                  June 30, 1999 and each fiscal                    $25,000,000
                  year thereafter


                  plus (a) for any fiscal year commencing with the fiscal year ended June 30, 1998, an amount equal to any portion of the Base Amount (but not greater than 50% of such Base Amount) not spent in the immediately preceding fiscal year, but not in any year prior thereto, and (b) the then Available Excess Cash Flow Amount; PROVIDED, however that any individual

                  Acquisition or series of Acquisitions in an aggregate amount in excess of $35,000,000 in any fiscal year shall require the approval of the Majority Lenders.

                                 (ix) loans made to or other evidences of
                  Indebtedness made by each purchaser of assets permitted to be sold under Section 7.2(d)(iv) and (v) to finance up to twenty-five percent (25%) of the aggregate consideration paid by such purchaser to acquire such assets;

                                  (x) Investments by Wang made solely with
                  shares of capital stock of Wang;

                                 (xi) obligations of account debtors of a
                  Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower, PROVIDED that promptly upon the receipt of the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of the Agent by such Borrower as payee and promptly delivered to the Agent as so endorsed;

                                (xii) Investments constituting Indebtedness
                  otherwise permitted under Section 7.2(b);

                               (xiii) so long as no Default or Event of Default
                  has occurred and is continuing or would result therefrom and the Unused Availability is at least $25,000,000 immediately before and after giving effect thereto, upon prior written notice to the Agent, Acquisitions by a Borrower of non-controlling interests of capital stock (the "MINORITY STOCK ACQUISITIONS") and loans to a Person other than a Subsidiary in an aggregate amount not to exceed $10,000,000 plus the Net Cash Proceeds of any Reinvestment Sale (the "MINORITY STOCK ACQUISITION BASKET") during the term of this Credit Agreement, PROVIDED that if the principal amount of any such loan is greater than $2,500,000, such loan shall be evidenced by a promissory note, such promissory note shall be promptly pledged to the Collateral Agent for the ratable benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Collateral Agent and such note shall be promptly delivered to the Collateral Agent with note powers executed in blank; and

                               (xiv) such other Investments as the Agent and the
                  Majority Lenders may approve in writing in their sole discretion.

                  (f) AFFILIATE TRANSACTIONS. Except as set forth on Schedule 6.1(bb), Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time enter into, directly or indirectly, any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to, any Subsidiary or Affiliate of Wang, except in the ordinary course of and consistent with past business practices and pursuant to the reasonable requirements of Wang's or such Restricted Subsidiary's or Affiliate's business, as the case may be, or upon fair and reasonable terms no less favorable to Wang or such Restricted Subsidiary or such Affiliate than could be obtained in a comparable arm's-length transaction with an unaffiliated Person.

                  (g) DIVIDENDS, EXCHANGE, ETC. Wang will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, declare or pay any dividends (other than solely in shares of stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Wang or any of such Subsidiaries, except that (i) such Subsidiary of Wang may pay dividends to Wang or to such Subsidiary's parent, (ii) if no Event of Default has occurred and is continuing or would result therefrom, Wang may pay regularly scheduled cash dividends to holders of the Preferred Stock in respect of the immediately preceding fiscal quarter and (iii) if no Event of Default has occurred and is continuing or would result therefrom, Wang may expend up to an aggregate of $5,000,000 per annum
         (x) to purchase, redeem or retire shares of its capital stock from its directors and employees and (y) to repurchase shares of its common stock from stockholders that own less than 100 shares of such stock.

                  (h) CHANGE IN NATURE OF BUSINESS. Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time make any material change in the lines of its business as carried on at the date hereof.

                  (i) CHARTER AMENDMENTS, ETC. Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time amend its certificate of incorporation (including the Certificates of Designation), except for an amendment to the certificate of incorporation to solely increase the number of authorized shares of common or preferred stock, to the extent necessary in connection with the mergers, amalgamations and consolidations permitted hereunder or in any other manner not adverse to the Agent or the Lenders.

                  (j) ACCOUNTING CHANGES. Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time make or permit any material change in accounting policies or reporting practices, except as required by GAAP.

                  (k) PREPAYMENTS, REPAYMENTS AND MATERIAL AMENDMENTS OF MATERIAL CONTRACTS.

                           (i) Wang will not, nor will it permit any of its
                  Restricted Subsidiaries to, at any time (A) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Loans in accordance with the terms of this Credit Agreement, the prepayment of Indebtedness owing by a Subsidiary to a Credit Party, the prepayment of Indebtedness permitted under Sections 7.2(b)(viii), (xii) and
                  (xiii), in connection with any refinancing permitted under
                  Section 7.2(b), and, in the case of any asset disposition permitted by this Credit Agreement, prepayments of Indebtedness secured by a Lien on such assets that, by the terms of any such disposition or the Indebtedness secured by such Lien, is required to be repaid upon such disposition, (B) repay or otherwise satisfy more than the Specified Percentage of the principal amount of the INET Subordinated Note in cash or (C) amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, any of the Material Contracts, except in the event that such amendments or modifications is not reasonably likely to have a Material Adverse Effect.

                          (ii) Without limiting the generality of the foregoing,
                  Wang shall not, and shall not permit any of its Restricted Subsidiaries to, amend, modify or change, or consent or agree to any amendment, modification or change, to any of the terms of any Subordinated Note and any other Indebtedness subordinated to the payment of the Obligations (A) if the effect of such amendment, modification or change is to (directly or indirectly) (i) increase the amount of any payment of principal thereof, (ii) increase the interest rate or premium payable thereon, (iii) increase the amount of fees or any other amounts payable with respect thereto, (iv) shorten the scheduled amortization or average weighted life thereof, (v) shorten the date for payment of interest or principal thereon, (vi) shorten the final maturity thereof or (vii) change any covenant, event of default or condition thereunder in a manner adverse to the Agent and the Lenders as determined by the Agent in its reasonable discretion, or (B) if such amendment, modification or change would, together with all other amendments, modifications or changes made, increase materially the obligations of Wang or any such Subsidiary or confer additional material rights on the holder of any Subordinated Note or such other Indebtedness subordinated to the payment of the Obligations.

                  (l) NEGATIVE PLEDGE. Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than
         (i) in favor of the Agent and the Lenders, (ii) in connection with Liens described in Section 7.2(a)(iv), but solely with respect to the property subject to such Liens, and (iii) in connection with the Indebtedness described in Sections 7.2(b)(xii) and (xv), but solely with respect to the property financed with such Indebtedness.

                  (m) LIMITATION ON SALES AND LEASEBACKS. Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time enter into any arrangement with any Person providing for the leasing by Wang or such Subsidiary of real or personal property (other than, subject to Section 7.2(d) and the other provisions of this Agreement, the assets set forth on Schedule 7.2(d) and other assets with a fair market value not to exceed $20,000,000 for all such assets in the aggregate) which has been or is to be sold or transferred by Wang or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Wang or such Subsidiary.

                  (n) PARTNERSHIPS; SUBSIDIARIES; JOINT VENTURES. Wang will not, nor will it permit any of its Restricted Subsidiaries to, at any time create any direct or indirect subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership, except as otherwise permitted by Section 7.2(e) and joint sales, marketing and development arrangements in the ordinary course of business; provided that Wang may create one or more new Domestic Subsidiaries if the following conditions are met: (a) upon creation of any such Subsidiary such Subsidiary shall be a Restricted Subsidiary;
         (b) such new Subsidiary shall promptly guarantee the Obligations and grant the Agent liens and security interests in all of its assets for the benefit of the Lenders;

         (c) Wang shall promptly pledge all shares in such Subsidiary to the Agent for the benefit of the Lenders; (d) all documentation granting the Agent a guaranty or a security interest shall be in form and substance satisfactory to the Agent; and (e) Wang shall take and shall cause such Subsidiary to take, all such further actions and execute all such further documents and instruments as the Agent reasonably determines in its sole discretion to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the security interests and Liens (and the priority status thereof) granted to the Agent.

                  (o) ADDITIONAL BANK ACCOUNTS. Wang will not at any time open, maintain or otherwise have or permit the other Credit Parties to enter into or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Lockbox Accounts, the Disbursement Account, the Collection Accounts, the Concentration Accounts, the BT Account, accounts with Bankers Trust Company, the accounts of Wang Software, Dataserv and WSSM set forth on
         Schedule 7.2(o), and payroll accounts, as set forth on Schedule 7.1(u) or as otherwise agreed to in writing by the Agent.

                  (p) EXCESS CASH. The Borrowers will not, directly or indirectly, maintain in the aggregate in all of their deposit accounts (other than the Disbursement Account, the Collection Accounts, the Concentration Accounts, accounts with Bankers Trust Company, payroll accounts and as set forth on Schedule 7.2(p)) total cash balances and Investments permitted by Sections 7.2(e)(i) and (vi) in excess of $10,000,000 for more than two (2) consecutive Business Days at any time during which any Revolving Loans are outstanding.

                  (q) CAPITAL EXPENDITURES. Wang and its consolidated Subsidiaries will not at any time make or commit to make any payments for Capital Expenditures, except that Wang and its consolidated Subsidiaries may make or commit to make Capital Expenditures in the aggregate not exceeding the amount (the "BASE AMOUNT") per six-month period set forth below:

                        Period                                  Amount
                        ------                                  ------

         July 1, 1996 through December 31, 1996               $37,500,000
         January 1, 1997 through June 30, 1997                $37,500,000
         July 1, 1997 through December 31, 1997               $37,500,000
         January 1, 1998 through June 30, 1998                $37,500,000
         July 1, 1998 through December 31, 1998               $40,000,000
         January 1, 1999 through June 30, 1999                $40,000,000
         and for each succeeding six month
           period thereafter

         plus (a) for any six month period set forth above commencing with the period beginning July 1, 1997 an amount equal to any portion of the Base Amount not spent in the immediately preceding two six month periods (but not in any period prior thereto) and (b) at any time, an amount equal to the then Available Excess Cash Flow Amount.

                  (r) MINIMUM CONSOLIDATED NET WORTH. As of the Closing Date and the end of any fiscal quarter thereafter, Wang will not permit Consolidated Net Worth to be less than the sum of (a) (i) $350,000,000 (as such amount may be adjusted in accordance with post-closing purchase accounting adjustments, restructurings and Wang noncash charges, all as approved by the Agent in its reasonable discretion),
         (b) 75% of the cumulative increases in retained earnings of Wang and its consolidated Subsidiaries for the fiscal quarters subsequent to the Closing Date, (c) 75% of the net proceeds of any capital or equity infusion received by Wang through an offering of the capital stock of Wang and (d) 75% of the fair market value of any capital stock issued by Wang in connection with an Investment by Wang.

                  (s) MINIMUM CONSOLIDATED CURRENT RATIO. Wang will not at any time permit the ratio of Wang and its consolidated Subsidiaries current assets to Wang and its consolidated Subsidiaries current liabilities, each computed in accordance with GAAP, to be less than .90 to 1.00; PROVIDED, HOWEVER, that for purposes of the calculation of such ratio, the determination of consolidated current liabilities shall include the full outstanding balance of the Revolving Loans and shall exclude the current portion of any accrued restructuring and reorganization costs of Wang and its consolidated Subsidiaries and the principal amount of the Subordinated Notes.

                  (t) MINIMUM CONSOLIDATED EBITDA. Wang will not at any time permit the EBITDA of Wang and its consolidated Subsidiaries, for the four consecutive fiscal quarters ended on the date set forth below, to be less than the amount set forth below:

         Rolling Period Ending                                   Amount
         ---------------------                                   ------

         September 30, 1996                                    $100,000,000
         December 31, 1996                                     $105,000,000
         March 31, 1997                                        $110,000,000
         June 30, 1997                                         $115,000,000
         September 30, 1997                                    $121,250,000
         December 31, 1997                                     $127,500,000
         March 31, 1998                                        $133,750,000
         June 30, 1998                                         $140,000,000
         September 30, 1998                                    $147,500,000
         December 31, 1998                                     $155,000,000
         March 31, 1999                                        $162,500,000
         June 30, 1999 the last day                            $170,000,000
         of each fiscal quarter thereafter

                  (u) NO PROHIBITED TRANSACTIONS UNDER ERISA. Wang will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

                           (i) Engage in any prohibited transaction which could
                  reasonably be expected to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, other than any civil penalty or excise tax that is not reasonably likely to have a Material Adverse Effect;

                          (ii) permit to exist with respect to any Benefit Plan
                  any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                         (iii) fail to pay timely required contributions or
                  annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                          (iv) terminate any Benefit Plan where such event
                  would result in any liability of Wang, any Subsidiary or any ERISA Affiliate under Title IV of ERISA, other than any liability that is not reasonably likely to have a Material Adverse Effect;

                           (v) fail to make any required contribution or payment
                  to any Multiemployer Plan;

                          (vi) fail to pay any required installment or any
                  other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                           (vii) amend a Plan resulting in an increase in
                  current liability for the plan year such that either of Wang, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                          (viii) withdraw from any Multiemployer Plan where
                  such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA, other than any liability that is not reasonably likely to have a Material Adverse Effect.

                  (v) BUSINESS OF CERTAIN SUBSIDIARIES. Wang shall not permit
         (i) FSI to engage in any business other than to own the shares of capital stock of the Subsidiaries of FSI and (ii) the Subsidiaries of FSI other than Foreign Subsidiaries to engage in any business other than providing insurance and related services.

                  (w) LOCATION OF INVENTORY AND EQUIPMENT. Wang shall not, and shall not permit any other Credit Party, to maintain or keep Inventory and Equipment having an aggregate book value in excess of $500,000 at any location that is not set forth on Schedule 6.1(k).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  SECTION 8.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

                  (a) the Borrowers shall fail to pay (i) any interest, Fees, Expenses or other Obligations (other than principal) when due or within three
(3) Business Days of when due, whether at stated maturity, by acceleration, or otherwise or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise; or

                  (b) any representation or warranty made by any Credit Party under or in connection with any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) the Borrowers or any Restricted Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Section 7.1(a)(vii), (b), (c), (r), (s) and (t) and Section 7.2 of this Credit Agreement, Sections 1.10 or 1.11 of any of the Mortgages, Section 4 of the Wang Security Agreement, Section 4 of the Wang Canada Security Agreement, Section 2 of the Wang Intellectual Property Security Agreement, Section 4 of the

Wang Software Security Agreement, Section 2 of the Wang Software Intellectual Property Security Agreement, Section 4 of the Dataserv Security Agreement,
Section 2 of the Dataserv Intellectual Property Security Agreement or Section 2 of the Wang Canada Intellectual Property Security Agreement; or

                    (d) any Credit Party shall fail to perform or observe any term, covenant or agreement contained in any Credit Document (other than as set forth in Sections 8.1(a) and (c)) on its part to be performed or observed or any Borrower or any Subsidiary shall fail to comply with any provisions contained in any Material Contract to which it is a party if such failure shall remain unremedied for the earlier of thirty (30) days after its occurrence or ten (10) Business Days after notice from the Agent to the Borrowers; or

                    (e) any Borrower or any Restricted Subsidiary (i) shall fail to pay any Indebtedness in an amount in excess of $3,000,000 (including the Subordinated Notes but excluding disputed trade Indebtedness in the ordinary course of business and the Indebtedness hereunder) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach or default in any of its obligations under any agreement with respect to any such Indebtedness, if the effect of such failure to pay, breach or default is to cause such Indebtedness to become due or redeemed or permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness due or require such Indebtedness to be redeemed prior to its stated maturity; or

                    (f) any Credit Party shall dissolve, wind up or otherwise cease its business; or

                    (g) any Borrower or any Restricted Subsidiary shall become the subject of (i) an Insolvency Event as set forth in clause (e) of the definition of Insolvency Event that is not resolved or dismissed within sixty
(60) days or (ii) any Insolvency Event except as set forth in clause (e) of the definition of Insolvency Event; or

                    (h) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against Wang or any Restricted Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED that in the case of any such judgment or order with respect to a Subsidiary that is not a Credit Party, such judgment or order shall have a Material Adverse Effect; or

                    (i) any non-monetary judgment or order shall be rendered against the Borrowers or any Subsidiary that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                    (j) except through the action or inaction of the Agent or any Lender, any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Credit Agreement; or

                    (k) except through the action or inaction of the Collateral Agent or any Lender, a Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and, except as otherwise permitted under Section 7.2(a), perfected first priority Lien on the Collateral purported to be covered thereby; or

                    (l) a Change in Control shall have occurred.

                    SECTION 8.2. ACCELERATION AND CASH COLLATERALIZATION. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrowers:

                    (a) ACCELERATION. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default with respect to a Credit Party set forth in
Section 8.1(g), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or any Lender, all of which are hereby expressly waived by the Borrowers.

                    (b) TERMINATION OF COMMITMENTS. Upon the written request of the Majority Lenders, and by delivery of written notice to the Borrowers from the Agent, the Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such

Event of Default is cured or waived in accordance with Section 10.11.

                  (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Lenders, the Borrowers shall immediately deposit with the Collateral Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 105% of the greatest amount drawable thereunder and execute and deliver documentation with respect to such cash collateralization in form and substance satisfactory to the Collateral Agent.

                  SECTION 8.3. RESCISSION OF ACCELERATION. After acceleration of the maturity of the Revolving Loans, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 10.11, the Majority Lenders may elect in their sole discretion, to rescind the acceleration and return any cash collateral. (This Section is intended only to bind all of the Lenders to a decision of the Majority Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Lenders' election may be met.)

                  SECTION 8.4. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Agent, the Collateral Agent and the Lenders shall have all rights and remedies with respect to the Obligations under the Credit Documents and the Collateral available to it as creditors under applicable law and the Credit Documents and the Agent and, to the fullest extent permitted by applicable law, the Collateral Agent may do any or all of the following:

                  (a) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to the Accounts or use (at the expense of the Borrowers) such supplies or space of any Credit Party at such Credit Party's place of business necessary to properly administer and collect the Accounts thereon;

                  (b) accelerate or extend the time of payment, compromise, issue credits, or bring suit on the Accounts (in the name of the Borrowers or the Lenders) and otherwise administer and collect the Accounts;

                  (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

                  (d) foreclose the security interests created pursuant to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Borrowers. If notice of intended disposition of any Collateral is required by law, it is agreed that fifteen (15) Business Days notice shall constitute reasonable notification. Wang will assemble, and cause each other Credit Party to assemble the Collateral and make it available to the Collateral Agent at such locations as the Agent may specify, whether at the premises of such Credit Party or elsewhere, and will make available to the Collateral Agent the premises and facilities of such Credit Party for the purpose of the Collateral Agent's taking possession of, removing or putting the Collateral in saleable form.

                  SECTION 8.5. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or the Issuing Bank may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender or the Issuing Bank has made any demand or the Obligations of any Credit Party have matured, each Lender and the Issuing Bank shall have the right to appropriate and apply to the payment of the Obligations of a Credit Party all deposits and other obligations then or thereafter owing by such Lender or the Issuing Bank to such Credit Party. Each Lender or the Issuing Bank exercising such rights shall notify the Agent thereof (and the Agent shall promptly notify the Borrowers thereof) and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.7.

                  SECTION 8.6. LICENSE FOR USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY. Unless expressly prohibited by the licensor thereof, if any, the Agent and the Collateral Agent are hereby granted a limited non-exclusive non-transferable license to use all computer software programs, data bases, processes and materials used by any Borrower and any Subsidiary in connection with its businesses or in connection with the Collateral solely in connection with the exercise of remedies under this Credit Agreement and the other Credit Documents. The Agent and the Collateral Agent agree not to use any such license prior to the occurrence of an Event of Default.

                  SECTION 8.7. NO MARSHALLING; DEFICIENCIES; REMEDIES CUMULATIVE. The net cash proceeds resulting from the Agent's or the Collateral Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's and the Collateral Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations to the Agent, the Collateral Agent and the Lenders, whether due or to become due, in such order as the Agent may elect. The Borrowers, jointly and severally, shall remain liable to the Agent, the Collateral Agent and the Lenders for any deficiencies, and the Agent, the Collateral Agent and the Lenders in turn agree to remit to the Borrowers or their respective successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Credit Agreement, under any other Credit Document, at equity or at law.

                                   ARTICLE IX

                       THE AGENT AND THE COLLATERAL AGENT

                  SECTION 9.1. APPOINTMENT OF AGENT AND COLLATERAL AGENT.

                  (a) Each Lender hereby designates BTCO as the Agent and BTCC as the Collateral Agent and irrevocably authorizes the Agent and the Collateral Agent to take action on such Lender's behalf under the Credit Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties by or through its agents or employees.

                  (b) Other than the Borrowers' rights under Section 9.9, the provisions of this Article IX are solely for the benefit of each Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof. Each Agent shall act solely as agent of the Lenders and assumes no obligation toward or relationship of agency or trust with or for any Credit Party.

                  (c) As used in this Article IX and unless the context otherwise requires, the term "Agent" shall refer to each of BTCo in its capacity as Agent and BTCC in its capacity as Collateral Agent.

                  SECTION 9.2. NATURE OF DUTIES OF AGENT. Each Agent shall have no duties or responsibilities except those expressly set forth in the Credit Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature. Each Agent shall not have a fiduciary relationship in respect of any Lender or any participant of any Lender.

                  SECTION 9.3. LACK OF RELIANCE ON AGENT.

                  (a) Independently and without reliance upon either Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, each Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (b) Each Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Revolving Notes or the financial or other condition of any Credit Party. Each Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Revolving Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

                  SECTION 9.4. CERTAIN RIGHTS OF THE AGENT. Each Agent may request instructions from the Majority Lenders at any time. If either Agent requests instructions from the Majority Lenders with respect to any action or inaction, such Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. No Lender shall have any right of action based upon either Agent's action or inaction in response to instructions from the Majority Lenders.

                  SECTION 9.5. RELIANCE BY AGENT. Each Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. Each Agent may obtain the advice of legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.

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                  SECTION 9.6. INDEMNIFICATION OF AGENT. To the extent either
Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify such Agent, to the extent of its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder or otherwise relating to the Credit Documents unless resulting from such Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations.

                  SECTION 9.7. THE AGENT IN ITS INDIVIDUAL CAPACITY. In its individual capacity, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein. The terms "Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

                  SECTION 9.8. HOLDERS OF REVOLVING NOTES. Each Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with each Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

                  SECTION 9.9.  SUCCESSOR AGENT.

                  (a) Either or both Agents may, upon ten (10) Business Days' notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. An Agent's resignation shall be effective upon the appointment of a successor Agent. Such resignation of an Agent shall be deemed to be a resignation of Bankers Trust Company as Issuing Bank.

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




                  (b) Upon receipt of either Agent's resignation, the Majority Lenders may appoint a successor Agent which shall also be a Lender. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld and if the Borrower approves of the successor Agent, such approval shall be delivered to the Majority Lenders within five (5) Business Days after the Borrowers' receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within fifteen (15) Business Days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

                  (c) Upon its acceptance of the agency hereunder, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article IX for any action or inaction while it was Agent.

                  SECTION 9.10. COLLATERAL MATTERS.

                  (a) Each Lender authorizes and directs each Agent to enter into the Collateral Documents for the benefit of the Lenders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Prior to an Event of Default, without notice to or consent from any Lender, either Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

                  (b) Each Agent is authorized to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations, (ii) required to be delivered in connection with permitted sales of Collateral hereunder, if any, upon receipt of the proceeds or (iii) if the release can be and is approved by the Majority Lenders or all Lenders, as applicable. Each Agent may request and the Lenders will provide confirmation of such Agent's authority to release particular types or items of Collateral.

                  (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrowers, either Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the

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




release of the Liens granted to such Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED that (i) each Agent shall not be required to execute any such document on terms which, in such Agent's opinion, would expose such Agent to liability or create any obligation of such Agent or entail any adverse consequence to such Agent other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary in respect of) all interests retained by the Borrowers or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, each Agent shall be authorized to deduct all of the Expenses reasonably incurred by such Agent from the proceeds of any such sale, transfer or foreclosure.

                  (d) Neither Agent shall have any obligation to assure that the Collateral exists or is owned by the Borrowers or any Subsidiary, that such Collateral is cared for, protected or insured, or that the Liens in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent's own interest in the Collateral as one of the Lenders and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

                  SECTION 9.11. ACTIONS WITH RESPECT TO DEFAULTS. In addition to each Agent's right to take actions on its own accord as permitted under this Credit Agreement, each Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders or all Lenders, as applicable. Until an Agent shall have received such directions, such Agent may act or not act as it deems advisable and in the best interests of the Lenders.

                  SECTION 9.12. DELIVERY OF INFORMATION. Each Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by such Agent from the Borrowers, any Subsidiary, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of such Agent at the time of receipt of such request and then only in accordance with such specific request.

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



                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

                  SECTION 10.2. SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE BORROWERS AND THE LENDERS (OR THE AGENT OR THE COLLATERAL AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT AND THE COLLATERAL AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT OR THE COLLATERAL AGENT IN GOOD FAITH TO ENABLE THE AGENT OR THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR THE COLLATERAL AGENT. THE BORROWERS AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR THE COLLATERAL AGENT. THE BORROWERS WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION 10.3. SERVICE OF PROCESS. THE BORROWERS HEREBY IRREVOCABLY DESIGNATE CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH BORROWER TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO SUCH BORROWER, BUT FAILURE OF SUCH BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

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




                  SECTION 10.4. JURY TRIAL. THE BORROWERS, THE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

                  SECTION 10.5. LIMITATION OF LIABILITY. NEITHER THE AGENT, THE COLLATERAL AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWERS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY ANY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, THE COLLATERAL AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR SUCH LENDER'S FAILURE TO FUND A LOAN PURSUANT TO THE TERMS OF THIS CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT AND THE COLLATERAL AGENT FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OF SUCH PERSON OR SUCH PERSON'S KNOWING VIOLATION OF THE LAW.

                  SECTION 10.6. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent, the Collateral Agent, the Issuing Bank or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent, the Collateral Agent, the Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  SECTION 10.7. NOTICES. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, or by telecopier, if to the Agent, the Collateral Agent, the Issuing Bank or any of the Lenders, then to Bankers Trust Company, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006,
Attention: Ms. Linda McCormack, and if to the Borrowers, then to the Borrowers c/o Wang at 600 Technology Park Drive, Billerica, Massachusetts 01821,
Attention: Mr. Richard L. Buckingham, Vice President and Treasurer and Albert A. Notini, Esq., General Counsel, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at
(212) 618-2640, and if to the Borrowers, at (508) 967-5864 or, as to any party, such other address as shall be designated by such party in a written notice to each other party. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated

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




addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

                  SECTION 10.8. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) BORROWER ASSIGNMENT. The Borrowers shall not assign this Credit Agreement or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

                  (b) LENDER ASSIGNMENTS. Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent, and with the consent of Wang (not to be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit N (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $2,500.00. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender. Upon such execution and delivery of the Assignment and Assumption Agreement to the Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "ACCEPTANCE DATE"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 10.10 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto). (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any Lender and without payment of any processing and recordation fee.)

                  By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with

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



respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes or any other instrument or document furnished pursuant hereto,
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Credit Parties or the performance or observance by the Borrowers or any other Credit Parties of any of their obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the Financial Statements referred to in Section 6.1(i), the Financial Statements delivered pursuant to Section 7.1(a), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement,
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                  (c) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "REGISTER"). The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes subject to such assignment, the Agent will give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, each Borrower shall execute and deliver to the Agent a new Revolving Note or Revolving Notes to the order of the assignee in the amount of the

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


Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such new Revolving Note or Revolving Notes shall reevidence the indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated as of the Closing Date. The Agent shall return to the Borrowers the affected Revolving Note or Notes surrendered to the Agent marked "cancelled" or, if any such note cannot be located, an affidavit to such effect. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

                  (d) LENDER PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more banks or other financial institutions in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, such Lender's obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from whom the participant purchased its participation interest, if such increase would cause such participant's obligations to increase; (ii) reduce the principal of, or rate or amount of interest on the Revolving Loans subject to such participation;
(iii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Loans subject to the participation interest; or (iv) release all or a substantial portion of the Collateral, other than in each case when otherwise permitted hereunder. A participant shall be entitled to the benefits of Sections 4.8(d), 4.9 and 4.10 only up to a maximum amount for each section equal to the maximum amount for each section which the Lender from whom it acquired its participation would have been entitled if it had not sold the participation.

                  Each Lender agrees that, without the prior written consent of Wang and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Revolving Note or other Obligation under the securities laws of the United States or of any jurisdiction.

                  (e) CONFIDENTIALITY. In connection with their efforts to assign its rights or obligations or sell participations pursuant to Sections 10.8(b) and (d) hereof, the Agent or the Lenders may disclose any information they have, now or in the future, with respect to the business of the Borrowers or the

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




Acquisition of the Acquired INET Stock to prospective assignees or purchasers, provided that such prospective assignees or purchasers agree to be bound by the provisions of Section 10.9.

                  SECTION 10.9. CONFIDENTIALITY. Except as provided in Section 10.8(e), each Lender agrees that it will not disclose, without the prior consent of the Borrowers, any information with respect to the Borrowers or any Subsidiary which is furnished pursuant to this Credit Agreement and which is designated by the Borrowers to the Lenders in writing as confidential (the information delivered pursuant to Sections 7.1(a), (b), (c) and (e) and 8.4(a) being hereby so designated), and acknowledges that such information, except as provided below, is material non-public information about the Borrowers and their consolidated Subsidiaries PROVIDED, THAT any Lender may disclose any such information (a) to its Affiliates, employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its reasonable discretion determines that any such party should have access to such information provided that each such person will be advised of the confidential nature of such information, (b) as has become generally available to the public other than through improper disclosure by the Agent or any Lender, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, PROVIDED that Wang is given prior or contemporaneous notice of such disclosure and (e) in order to comply with any Requirement of Law.

                  SECTION 10.10. INDEMNIFICATION; REIMBURSEMENT OF EXPENSES OF COLLECTION.

                  (a) The Borrowers, jointly and severally, hereby indemnify and agree to defend and hold harmless the Agent, the Collateral Agent, the Issuing Bank and each of the Lenders and their respective directors, officers, agents, employees and counsel (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (i) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (A) this Credit Agreement, any other Credit Document or the transactions contemplated hereby or thereby including, without limitation, the transactions contemplated by the INET Purchase Agreement, (B) the issuance of the Letters of Credit, (C) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto

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




government or Governmental Authority, (D) any actual or proposed use by the Borrowers of the proceeds of the Revolving Loans or (E) the Agent's, the Collateral Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (ii) any remedial or other action taken by the Borrowers, the Agent, the Collateral Agent or any of the Lenders in connection with compliance by the Borrowers or any Subsidiary, or any of their respective properties, with any federal, state or local Environmental Laws. In addition, the Borrowers shall, upon demand, pay to the Agent all costs and expenses incurred by the Agent (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Documents, and pay to the Agent, the Collateral Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent, the Collateral Agent or such Lender in (A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting the Obligations, (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing. If and to the extent that the Obligations of the Borrowers hereunder are unenforceable for any reason, the Borrowers, jointly and severally, hereby agree to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.

                  (b) The Borrowers' Obligations under Sections 4.8(d), 4.9, 4.10, 9.6 and this Section 10.10 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

                  SECTION 10.11. AMENDMENTS AND WAIVERS.

                  (a) No amendment or waiver of any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf with the consent of the Majority Lenders) and the Borrowers, except that:

                  (i) the consent of all the Lenders is required to (A) reduce the principal of, or interest on, the Revolving

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




         Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent, the Collateral Agent or the Issuing Bank), (B) postpone the final scheduled date of maturity of the Revolving Notes or any date fixed for any payment in respect of interest on the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, or any other amounts payable to any Lender hereunder (C) change any minimum requirement necessary for the Lenders or Majority Lenders to take any action hereunder or the percentage of Commitments necessary to take any such action, (D) amend or waive this Section 10.11(a), or change the definition of Majority Lenders, (E) release any Liens in favor of the Lenders on all or any portion of the Collateral representing a substantial percentage of the value of the Collateral, taken as a whole, except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Credit Parties permitted under this Credit Agreement, (F) increase the advance rate from that set forth in the definition of Accounts Borrowing Base or waive or reduce any scheduled permanent reduction in the Supplemental Amount, (G) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Credit Agreement, (H) release any Credit Party or material Guarantor except in connection with transactions expressly permitted hereunder or (I) amend or waive any provision of Section 10.10(a) without the consent of the Lender affected thereby;

                   (ii) no such amendment or waiver shall extend or increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender, or waive or amend any scheduled reduction in such Commitment (it being understood that amendments or waivers of conditions precedent, covenants, Defaults or Events of Default shall otherwise not constitute an increase in the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

                  (iii) the consent of the Agent, the Collateral Agent or the Issuing Bank, as the case may be, shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent, the Collateral Agent or the Issuing Bank under any Credit Document, in addition to the consent of the Lenders otherwise required by this
         Section 10.11; and

                   (iv) the consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article IX (other than Section 9.9).

                  (b) The Borrowers and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing
Schedule I to reflect assignments of the Commitments.

                  (c) Notwithstanding the foregoing, the Borrowers may amend
Schedule 6.1(a) and Schedule 6.1(k) without the consent of the Majority Lenders; PROVIDED THAT, except as contemplated by Section 8.1, no amendment to any such Schedule shall be permitted to cure any Default or Event of Default which would otherwise have existed in the absence of such amendment; and PROVIDED FURTHER THAT, with respect to any amendment to Schedule 6.1(k) the Borrower shall comply with Section 7.1(c)(v).

                  (d) If, in connection with any proposed amendment or waiver of any of the provisions of this Credit Agreement as contemplated by Section 10.11(a)(i), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace each such nonconsenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more replacement Lenders pursuant to Section 4.11 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment or waiver; provided that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to Section 10.11(a)(i).

                  SECTION 10.12. NONLIABILITY OF AGENT, COLLATERAL AGENT, CO-AGENTS AND LENDERS. The relationship between the Borrowers and the Lenders, the Collateral Agent and the Agent shall be solely that of borrower and lender. Neither the Agent, the Collateral Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations. None of the Co-Agents shall have any duties, obligations or liabilities hereunder in its capacity as Co-Agent.

                  SECTION 10.13. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Notes shall be a separate and independent debt.

                  SECTION 10.14. COUNTERPARTS. This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 10.15. EFFECTIVENESS. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent, or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

                  SECTION 10.16. SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.17. MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit

Agreement and all agreements among the Borrowers, the Agent and the Lenders.

                  SECTION 10.18. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrowers, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrowers and the Lenders and their respective successors and permitted assigns.

                  SECTION 10.19. JUDGMENT. The obligation of Wang Canada in respect of any sum due from it to the Agent, the Collateral Agent or any Lender under any Credit Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the Agent, the Collateral Agent or such Lender of any sum adjudged to be so due in such other currency, the Agent, the Collateral Agent or such Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to the Agent, the Collateral Agent or such Lender in Dollars, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to, jointly and severally, indemnify the Agent, the Collateral Agent or such Lender against such loss, and if the Dollars so purchased exceed the sum originally due to the Agent, the Collateral Agent or such Lender in Dollars, the Agent, the Collateral Agent or such Lender agrees to remit to Wang Canada such excess.

                  SECTION 10.20. WAIVER OF IMMUNITIES. To the extent that Wang Canada has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, to the fullest extent permitted by law, Wang Canada hereby irrevocably waives such immunity in respect of its obligations under this Credit Agreement and any other Credit Document to which it is a party and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

                  SECTION 10.21. INTEREST ACT (CANADA). Wang Canada hereby acknowledges that the rate or rates of interest applicable to the Obligations are computed on the basis of a year of 360 days and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), at any time and from time to time, the yearly rate of interest provided in this Credit Agreement, which is paid or payable by the Borrowers pursuant hereto is equivalent and may be determined by multiplying the applicable rate of interest by the number of days in such calendar year and dividing such product by 360.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their proper and duly authorized officers as of the date set forth above.

                                        BORROWERS
                                        ---------

                                        WANG LABORATORIES, INC.


                                        By: /s/ Richard L. Buckingham
                                           -------------------------------------
                                           Name: Richard L. Buckingham
                                           Title: V.P. & Treasurer


                                        WANG FEDERAL, INC., formerly known
                                          as HFS INC.


                                        By: /s/ Richard L. Buckingham
                                           -------------------------------------
                                           Name: Richard L. Buckingham
                                           Title: Treasurer


                                        WANG CANADA LIMITED


                                        By: /s/ Richard L. Buckingham
                                           -------------------------------------
                                           Name: Richard L. Buckingham
                                           Title: V.P. & Treasurer


                                        I-NET, INC.


                                        By: /s/ Terrence M. McManus
                                           -------------------------------------
                                           Name: Terrence M. McManus
                                           Title: Vice President


                                        DATASERV COMPUTER MAINTENANCE, INC.


                                        By: /s/ Richard L. Buckingham
                                           -------------------------------------
                                           Name: Richard L. Buckingham
                                           Title: Treasurer

                                         AGENT
                                         -----

                                         BANKERS TRUST COMPANY, as Agent


                                         By: /s/ J. Jeffcott Ogden
                                           -------------------------------------
                                           Name: J. Jeffcott Ogden
                                           Title: Managing Director


                                         COLLATERAL AGENT
                                         ----------------

                                         BT COMMERCIAL CORPORATION,
                                            as Collateral Agent


                                         By: /s/ J. Jeffcott Ogden
                                           -------------------------------------
                                           Name: J. Jeffcott Ogden
                                           Title: Sr. Vice President


                                         CO-AGENTS
                                         ---------

                                         BAYBANK, as Co-Agent


                                         By: /s/ John B. Desmond
                                           -------------------------------------
                                           Name: John B. Desmond
                                           Title: Vice President


                                         FLEET NATIONAL BANK, formerly known
                                            as Fleet National Bank of
                                            Massachusetts, as Co-Agent


                                         By: /s/ Catherine Bruton
                                           -------------------------------------
                                           Name: Catherine Bruton
                                           Title: V.P.

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        as Co-Agent


                                        By: /s/ Dennis J. Dee
                                           -------------------------------------
                                           Name: Dennis J. Dee
                                           Title: Authorized Signatory


                                        RIGGS BANK N.A., formerly known as
                                           The Riggs National Bank of
                                           Washington, D.C., as Co-Agent


                                        By: /s/ Ana G. Tejblum
                                           -------------------------------------
                                           Name: Ana G. Tejblum
                                           Title: V.P.


                                        ISSUING BANK
                                        ------------

                                        BANKERS TRUST COMPANY,
                                           as Issuing Bank


                                        By: /s/ J. Jeffcott Ogden
                                           -------------------------------------
                                           Name: J. Jeffcott Ogden
                                           Title: Managing Director


                                        LENDERS
                                        -------

                                        BANKERS TRUST COMPANY


                                        By: /s/ J. Jeffcott Ogden
                                           -------------------------------------
                                           Name: J. Jeffcott Ogden
                                           Title: Managing Director

                                        BAYBANK


                                        By: /s/ John B. Desmond
                                           -------------------------------------
                                           Name: John B. Desmond
                                           Title: Vice President


                                        FLEET NATIONAL BANK, formerly known
                                           as Fleet National Bank of
                                           Massachusetts


                                        By: /s/ Catherine Bruton
                                           -------------------------------------
                                           Name: Catherine Bruton
                                           Title: V.P.


                                        LEHMAN COMMERCIAL PAPER INC.


                                        By: /s/ Dennis J. Dee
                                           -------------------------------------
                                           Name: Dennis J. Dee
                                           Title: Authorized Signatory


                                        RIGGSBANK N.A., formerly known as
                                           The Riggs National Bank of
                                           Washington, D.C.


                                        By: /s/ Ana G. Tejblum
                                           -------------------------------------
                                           Name: Ana G. Tejblum
                                           Title: V.P.

                  In accordance with the terms of Section 10.11 of the Existing Credit Agreement, each of the undersigned hereby consents to the amendment and restatement of the Existing Credit Agreement in the form of this Credit Agreement.

                                        BT COMMERCIAL CORPORATION


                                        By: /s/ J. Jeffcott Ogden
                                           -------------------------------------
                                           Name: J. Jeffcott Ogden
                                           Title: Sr. Vice President


                                        FLEET NATIONAL BANK, formerly known
                                           as Fleet National Bank of
                                           Massachusetts


                                        By: /s/ Catherine Bruton
                                           -------------------------------------
                                           Name: Catherine Bruton
                                           Title: V.P.


                                        BAYBANK


                                        By: /s/ John B. Desmond
                                           -------------------------------------
                                           Name: John B. Desmond
                                           Title: Vice President


                                        FLEETNATIONAL BANK, formerly known
                                           as Fleet Bank of Massachusetts,
                                           N.A.


                                        By: /s/ Catherine Bruton
                                           -------------------------------------
                                           Name: Catherine Bruton
                                           Title: V.P.

                                      RIGGSBANK N.A., formerly known as
                                         The Riggs National Bank of
                                         Washington, D.C.


                                        By: /s/ Ana G. Tejblum
                                           -------------------------------------
                                           Name: Ana G. Tejblum
                                           Title: V.P.



                                        HELLER FINANCIAL, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Agreed and Consented to:

BT COMMERCIAL CORPORATION, as Agent
under the existing Credit Agreement



By: /s/ J. Jeffcott Ogden
    -------------------------------
    Name: J. Jeffcott Ogden
    Title: Sr. Vice President

                                                                  EXECUTION COPY

     AGREEMENT made this 20th day of August, 1996 by and among Wang Laboratories, Inc. ("Wang"), Wang Federal, Inc. ("WFI"), BT Commercial Corporation, as Agent (the "Agent"), and Heller Financial, Inc. ("Heller").

     Reference is made to the Credit Agreement dated as of January 30, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein shall have the meanings given such terms in the Credit Agreement unless otherwise defined herein), among Wang and WFI as Borrowers, the financial institutions from time to time parties thereto, as Lenders, the Agent, Fleet National Bank of Massachusetts and BayBank, as Co-Agents, and Bankers Trust Company, as Issuing Bank.

     The Agent and Wang have informed Heller that they intend to amend and restate the Credit Agreement and provide for, among other things, an increase in the aggregate Commitments. Heller is unwilling to agree to such amendment and restatement or to an increase in the aggregate Commitments unless its Commitment is terminated and it is paid all amounts due it under the terms of the Credit Agreement. Accordingly, the Agent, Wang, WFI and Heller hereby agree as follows:

     1. In accordance with Section 10.11 of the Credit Agreement, Heller hereby agrees to the amendment and restatement of the Credit Agreement.


     2. Upon the closing of the amendment and restatement of the Credit Agreement (the "Closing") and the satisfaction of the conditions set forth in paragraph 3 below, Heller shall no longer have any rights under the Credit Agreement and the other Credit Documents, shall be released from its obligations under the Credit Agreement and the other Credit Documents and its Commitment shall be terminated.

     3. The terms of this Agreement shall be effective only upon the satisfaction of each of the following conditions:

     a. Receipt by the Agent by telecopy of a copy of this Agreement executed by all of the parties hereto;

     b. Receipt by the Agent of the originally executed Revolving Note held by Heller; and

     c. Receipt by Heller by wire transfer of an amount which represents Heller's share of the Obligations outstanding as of the date of the Closing.

     4. Heller represents and warrants that it is the legal and beneficial owner of the interest being released by it hereunder and that such interest is free and clear of any adverse claims.

     5. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     6. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the state of New York without giving effect to the conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the first date above written.

                                           WANG LABORATORIES, INC.

                                           By: /s/ Richard L. Buckingham
                                               ---------------------------
                                               Name: Richard L. Buckingham
                                               Title: V.P. & Treasurer


                                           WANG FEDERAL, INC. (formerly
                                              known as HFS Inc.)


                                           By: /s/ Richard L. Buckingham
                                               ---------------------------
                                               Name: Richard L. Buckingham
                                               Title: V.P. & Treasurer



                                           BT COMMERCIAL CORPORATION,
                                               as Agent


                                           By: /s/ J. Jeffcott Odgen
                                               ---------------------------
                                               Name: J. Jeffcott Odgen
                                               Title: Senior Vice President


                                           HELLER FINANCIAL, INC.

                                           By: /s/ Jeffrey A. Schumacher
                                               ---------------------------
                                               Name: Jeffrey A. Schumacher
                                               Title: Assistant Vice President


                                      -2-